                                                                       Exhibit 4
                                CONFORMED COPY


                                 $497,500,000


                             AMENDED AND RESTATED

                               CREDIT AGREEMENT

                                  dated as of

                                March 15, 1995

               and amended and restated as of November 14, 1996

                                     among

                           ALLIANT TECHSYSTEMS INC.,

                        The LENDERS Referred to Herein,

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Documentation Agent

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent
                    ______________________________________

                             CHASE SECURITIES INC.
                          J.P. MORGAN SECURITIES INC.
                       NATIONSBANC CAPITAL MARKETS INC.
                           as Co-Syndication Agents

                             CHASE SECURITIES INC.
                          J.P. MORGAN SECURITIES INC.
                       NATIONSBANC CAPITAL MARKETS INC.
                        CREDIT LYONNAIS CHICAGO BRANCH
                                as Co-Arrangers

                     AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT dated as of November 14, 1996 among ALLIANT TECHSYSTEMS INC., the LENDERS referred to herein, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent.

     WHEREAS the parties hereto have entered into a Credit Agreement dated as of March 15, 1995, and wish, upon satisfaction of the conditions set forth in
Section 3.01 hereof, to amend and restate such Credit Agreement as set forth herein (such amendment and restatement, the "Amendment"; and such Credit Agreement, as in effect from time to time prior to the Effective Date, as amended and restated by the Amendment as of the Effective Date and as further amended from time to time thereafter, this "Agreement", provided that in no event shall the Amendment be deemed to extinguish or constitute a novation of the obligations under the Agreement);

     THEREFORE the parties hereto agree as follows:

                                   ARTICLE 1
                                  Definition
     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Abandoned Subsidiary" means any Subsidiary of any Obligor (i) as to which a determination shall have been made in accordance with Section 5.04 to terminate its corporate existence and (ii) the fair market value of the assets of which, prior to such termination, shall not exceed $5,000,000.

     "Acquisition" means the acquisition by the Borrower of the Hercules Aerospace Business and all other transactions contemplated by the Acquisition Documents to be consummated on or before the Original Closing Date.

     "Acquisition Documents" means the Hercules Purchase Agreement and all agreements, documents and instruments executed and delivered pursuant thereto or in connection with the foregoing, each as amended from time to time in accordance with the terms hereof and thereof.

     "Additional Debt Incurrence" means the incurrence by the Borrower of any Debt of the type referred to in clauses (i), (ii) or (vii) of the definition of "Debt" herein, other than (x) Debt under the Financing Documents, or the Subordinated Notes, or issued pursuant to a Subordinated Note Refinancing and (y) Debt incurred or assumed for the purpose of financing all or part of the cost of acquiring property or services provided such Debt is incurred no later than 120 days after such acquisition.

     "Additional Letters of Credit" means letters of credit issued hereunder by any LC Issuer on or after the Original Closing Date.

     "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(b).

     "Administrative Agent" means Chase in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

     "Affected Lender" has the meaning set forth in Section 8.05.

     "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such former Person (a "Controlling Person") and (ii) any Person (other than a Subsidiary of such former Person) which is controlled by or is under common control with a Controlling Person; provided that, no officer or director of a Person, who is not otherwise an Affiliate of such Person, will be considered an Affiliate of such Person solely because of their position as an officer or director of such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 5.12, "Affiliate" shall include
(i) any person that, by itself or as a member of a group of persons (in each case within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee stock ownership plan maintained for the benefit of the employees of the Borrower, owns 10% or more of the outstanding shares of common stock of the Borrower (including any Affiliates of such person), and (ii) as long as they are represented on the board of directors of the Borrower, Hercules Incorporated and Capstay Partners, L.P.

     "Agents" means the Administrative Agent and the Documentation Agent, and "Agent" means either one of the foregoing.

     "Amendment" has the meaning set forth in the WHEREAS clause hereof.

     "Applicable Amount" has the meaning set forth in Section 2.08.

     "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the Original Closing Date of any asset, including without limitation any Sale-Leaseback Transaction, whether or not involving a Capital Lease, but excluding (i) any sale, lease or other disposition of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) any sale, lease or other disposition to the Borrower or any Wholly-Owned Consolidated Subsidiary of the Borrower (other than to a Designated Foreign Subsidiary), (iii) any sale or other disposition in the ordinary course of readily marketable securities, (iv) any disposition of cash,
(v) any lease, other than a Capital Lease, of assets by the Borrower or any of its Subsidiaries with a term not longer than five years and no right at the option of the lessee to extend, (vi) any termination, sublease or other disposition of any leasehold interest of the Borrower or its Subsidiaries and any operating lease of property owned by the Borrower or its Subsidiaries, which leasehold interest or property is no longer used in the operating business of the Borrower and its Subsidiaries, and (vii) any sale or other disposition of assets by the Borrower or any of its Subsidiaries to the Demil Joint Venture; provided that with respect to this clause (vii), (x) the aggregate fair market value of all such assets, at the time such sale or other disposition is made, shall not exceed $25,000,000, and (y) such sale or other disposition of assets is approved by the board of directors of the Borrower or such Subsidiary.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Assigning Lender" means those banks listed on Schedule 6 hereof.

     "Assuming Lender" means those banks listed on Schedule 7 hereof.

     "Available LC Amount" means at any time an amount equal to the lesser of
(i) $150,000,000 and (ii) the excess, if any, of the aggregate amount of the Revolving Commitments over the aggregate outstanding amount of Revolving Loans and Swing Loans at such time.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means (i) a Loan which bears interest by reference to the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means Alliant Techsystems Inc., a Delaware corporation, and its successors.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Article II (or a Swing Loan made solely by the Swing Lender), all of which (except for Base Rate Loans) have the same initial Interest Period. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans or a "Swing Borrowing" if such Loan is a Swing Loan.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

     "Chase" means The Chase Manhattan Bank and its successors.

     "Co-Arrangers" means those Lenders referred to as such on the signature of pages hereof

     "Collateral" means the Real Estate Collateral, the Non-Possessory Collateral and any other asset as to which an Obligor has granted a Lien pursuant to Section 5.11.

     "Collateral Agent" means Morgan (as successor by merger to J.P. Morgan Delaware) in its capacity as collateral agent for the Lenders under the Collateral Documents, and its successors in that capacity.

     "Collateral Documents" means, collectively, the Mortgages, the Security Agreement, the Pledge Agreement, the Subsidiary Guaranty Agreement and any other agreement pursuant to which an Obligor or a Subsidiary of an Obligor provides a Lien on its assets pursuant to Section 5.11, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to Section 5.11 or any other Collateral Document; and "Collateral Document" means any one of them.

     "Commitment" means a Term Commitment or a Revolving Commitment and "Commitments" means any combination of the foregoing.

     "Commitment Schedule" means the schedule attached hereto identified as such.

     "Consolidated Debt" means at any date the consolidated Debt of the Borrower and its Consolidated Subsidiaries at such date.

     "Consolidated Debt Ratio" means, as of any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the four consecutive fiscal quarters ending on or most recently prior to such date.

     "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of Consolidated Interest Charges, income tax expense, depreciation, amortization and other similar non-cash charges.

     "Consolidated Interest Charges" means for any period the aggregate interest charges incurred by the Borrower and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including, without limitation, (i) the portion of any obligation under Capital Leases allocable to interest expense in accordance with generally accepted accounting principles and (ii) the portion of any debt discount (but not expenses of issuance) that shall be amortized in such period.

     "Consolidated Net Income" means for any period the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income for such period, the net effect of Specified One-Time Amounts charged or paid during such period.

     "Consolidated Net Worth" means at any date the sum of consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries plus the amount (if any) deducted in determining such consolidated stockholders' equity as a result of Specified One-Time Amounts on or prior to such date.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Constitutional Documents" in relation to any corporate Person means the Certificate of Incorporation and By-Laws or other constitutional documents of such corporate Person.

     "Credit Event" means the making of a Loan or the issuance of, or renewal or extension of the term of, a Letter of Credit.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Lien), (vi) all non-contingent obligations (and, for purposes of Section 5.08 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, including without limitation all Reimbursement Obligations, (vii) to the extent of any Maturing Amount thereof, any Preference Stock, and (viii) all Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Demil Joint Venture" means, collectively, one or more joint ventures between the Borrower and other Persons, which ventures are engaged in the treatment, dismantling, and disposal of non-nuclear and non-biological weapons and the components and by-products thereof.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Foreign Subsidiary" means any Subsidiary of the Borrower organized in a jurisdiction outside of the United States, set forth on Schedule 3, as such schedule may be amended and supplemented from time to time (either to add new Subsidiaries or to delete existing Subsidiaries from such Schedule) by delivery by the Borrower to the Administrative Agent of a supplement to Schedule 3 (each, a "Designated Foreign Subsidiary"); provided that (i) the aggregate equity investment by the Borrower and its Subsidiaries (other than its Designated Foreign Subsidiaries) in all such Designated Foreign Subsidiaries shall not at any time exceed $5,000,000, and (ii) the aggregate fair market value of assets of all such Designated Foreign Subsidiaries shall not at any time exceed $15,000,000.

     "Documentation Agent" means Morgan in its capacity as documentation agent for the Lenders hereunder, and its successors in such capacity.

     "Dollars" and "$" means lawful money of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "Eligible Collateral" has the meaning set forth in Section 9.10.

     "Effective Date" means the date the Amendment shall become effective in accordance with Section 3.01.

     "Eligible Lenders" has the meaning set forth in Section 9.10.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means any and all liabilities of or related to the Borrower and its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to Environmental Laws.

     "Equity Issuance" means any sale or issuance by the Borrower of its capital stock other than (i) any Preference Stock to the extent of the Maturing Amounts thereof, (ii) capital stock issued as consideration as contemplated in connection with and issued pursuant to the consummation of the Acquisition,
(iii) capital stock issued pursuant to employee stock options or director stock options issued by the Borrower in the ordinary course of business, and (iv) capital stock issued as consideration for the acquisition of operating assets or business operations of any Person (whether through an acquisition of stock or assets).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(b).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Collateral Documents.

     "Fiscal Year" means a fiscal year of the Borrower, and "Fiscal Year" for any particular year means the fiscal year of the Borrower ended or ending during the specified calendar year (for example, "Fiscal Year 1996" means the fiscal year of the Borrower ending most nearly on March 31, 1996).

     "Foreign Person" means (i) any government (a "Foreign Government") other than the United States government or the government of any political subdivision thereof, (ii) any agency of a Foreign Government, (iii) any form of business enterprise organized under the laws of any country other than the United States or its possessions or any political subdivision thereof or (iv) any form of business enterprise owned or controlled by any of the persons described in clauses (i), (ii) or (iii).

     "Group of Loans" means at any time a group of Loans consisting of (i) all Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if Loans of any particular Lender are converted to or made as Base Rate Loans pursuant to Section 8.02 or 8.04, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning

     "Hercules Aerospace Business" means the "HAC Business" as defined in the Hercules Purchase Agreement.

     "Hercules Purchase Agreement" means the Purchase and Sale Agreement dated as of October 28, 1994 between the Borrower and Hercules Incorporated, including the exhibits and schedules thereto, as amended from time to time in accordance with the terms hereof and thereof.

     "Information Memorandum" means the Confidential Memorandum dated October 6, 1996 regarding the Borrower and prepared by Chase Securities Inc., et al., as amended or supplemented from time to time.

     "Interest Period" means, with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.04 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "Joint Venture" means at any time (i) any corporation of which not less than 20% nor more than 50% of each class of capital stock having ordinary voting power to elect the board of directors of such corporation or other persons performing similar functions are at the time directly or indirectly owned by the Borrower and (ii) any partnership, association or joint venture not less than 20% nor more than 50% of the equity interests of which are at the time directly or indirectly owned by the Borrower, but excluding in any event any Subsidiary of the Borrower.

     "June 1996 10-Q" means the Borrower's report on Form 10-Q for the period ended June 30, 1996, as filed with the Securities and Exchange Commission.

     "LC Issuer" means, at any time (as agreed from time to time by the Borrower and such LC Issuer), any of Morgan, Chase, NationsBank, N.A., First Bank National Association, Citibank, N.A., Mellon Bank, N.A., Credit Lyonnais Chicago Branch, U.S. National Bank of Oregon, and any other Lender that shall from time to time agree at the request of the Borrower (and upon notice to the Administrative Agent) to become an LC Issuer.

     "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors, and shall include, as the context may require, any LC Issuer in such capacity.

     "Letters of Credit" means the Existing Letters of Credit and any Additional Letters of Credit.

     "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letter of Credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, an Obligor or any Subsidiary of an Obligor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Swing Loan, and "Loans" means Base Rate Loans, Swing Loans or Euro-Dollar Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.05(b).

     "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

     "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

     "Material Plan" means a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Maturing Amount" means, with respect to any Debt, an amount equal to the lesser of (i) the aggregate amount of cash proceeds received by the issuer of such Debt from or in respect of such Debt less any expenses reasonably incurred by such Person in respect of such Debt and (ii) the aggregate amount of principal and premium (if any) of the indebtedness thereby incurred or aggregate amount of Preference Stock thereby issued that will or may become due before the Maturity Date as a result of any scheduled maturity, amortization or mandatory redemption or any right on the part of any holder thereof to require any repayment or prepayment of any portion thereof.

     "Maturity Date" means March 15, 2001 or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Euro-Dollar Business Day.

     "Minimum Rating Condition" has the meaning set forth in Section 9.10.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" means Morgan Guaranty Trust Company of New York, and its successors.

     "Mortgages" means the mortgages and deeds of trust set forth in Schedule 1 hereto, each as amended from time to time.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds" means, with respect to any Asset Sale or Additional Debt Incurrence, an amount equal to the cash proceeds received by any Obligor or any Subsidiary of any Obligor from or in respect of such Additional Debt Incurrence or Asset Sale (including any cash proceeds received as proceeds of any noncash proceeds of such Asset Sale), less (i) any brokerage commissions, professional fees and other fees, and any other expenses reasonably incurred by such Person in respect of such transaction and (ii) in the case of any Asset Sale, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of any such Asset Sale and any taxes paid or payable by such Person (as estimated in good faith by the treasurer or the chief financial officer of the Borrower) in respect of such Asset Sale.

     "Net Working Investment" means, at any date, (i) the consolidated current assets (excluding cash and cash equivalents) of the Borrower and its Consolidated Subsidiaries determined as of such date minus (ii) the consolidated current liabilities (excluding Debt) of the Borrower and its Consolidated Subsidiaries.

     "Non-Complying Lender" has the meaning set forth in Section 9.10.

     "Non-Continuing Lender" has the meaning set forth in Section 2.16(e).

     "Non-Possessory Collateral" means all Personal Property of the Borrower.

     "Notes" means promissory notes of the Borrower, substantially in the form of either Exhibit A to this Agreement as in effect immediately before the Effective Date or Exhibit A to this Agreement as in effect immediately after the Effective Date, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued under this Agreement as in effect immediately before or after the Effective Date.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.10.

     "Notice of Issuance" has the meaning set forth in Section 2.15(c).

     "Obligors" means the Borrower and each Subsidiary of the Borrower from time to time party to any Financing Document, and their respective successors.

     "Original Closing Date" means March 15, 1995.

     "Original Existing Letters of Credit" means the letters of credit issued before the Original Closing Date and listed in Schedule 4 hereto.

     "Parent" means, with respect to any Lender, any Person as to which such Lender is a Subsidiary.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Lines of Business" means the business of government-owned contractor-operated facilities management or research and development for, or the development, manufacture, acquisition and distribution, sale, treatment, dismantling and disposal of, and other businesses related to, non-nuclear and non-biological weapons, defense, aerospace, navigation, control and marine systems.

     "Personal Property" means, with respect to any Person, all personal property and fixtures of such Person (including all goods, documents, general intangibles, chattel paper, accounts and inventories) in which a security interest may be perfected by filing a financing statement in accordance with
Article 9 of the UCC.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pledge Agreement" means the Pledge Agreement dated as of the Original Closing Date between the Borrower and the Collateral Agent relating to the shares of capital stock owned by the Borrower of Global Environmental Solutions, Inc. (since merged into the Borrower) and Hercules Defense Electronics Systems, Inc. (since renamed Alliant Defense Electronics Systems, Inc.) and any other instrument or capital stock pledged from time to time pursuant to the terms thereof (including as of the Effective Date the stock of New River Energetics, Inc.), as amended from time to time.

     "Preference Stock" means, with respect to any issuer, capital stock of such issuer which under the Constitutional Documents of such issuer is entitled to a preference over any other capital stock of such issuer as to payment of dividends and/or distributions upon the voluntary or involuntary liquidation of such issuer.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means the rate of interest publicly announced by the Administrative Agent in New York City from time to time as its Prime Rate.

     "Purchasing Lender" and "Purchasing Lenders" each has the meaning set forth in Section 8.05.

     "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

     "Real Estate Collateral" means any and all real property of the Borrower or any Subsidiary of the Borrower subject to the Mortgages.

     "Reduction Transaction" means (i) any Asset Sale of assets with a fair market value greater than $50,000 other than any contribution of assets by the Borrower or any of its Subsidiaries to any Subsidiary of the Borrower or any Joint Venture, provided that any such contribution is (x) without consideration other than any resulting increase in the equity position of the Borrower or Subsidiary making such contribution and (y) otherwise in compliance with Section
5.09 or (ii) any Additional Debt Incurrence.

     "Reference Lenders" means the principal London offices of Chase, NationsBank, N.A. and Morgan.

     "Refunded Swing Loans" has the meaning set forth in Section 2.01(d).

     "Refunding Date" has the meaning set forth in Section 2.01(e).

     "Register" has the meaning set forth in Section 9.06(f).

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Due Date" has the meaning set forth in Section 2.15(e).

     "Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.15 to reimburse any Lender for the amount paid by such Lender in respect of a drawing under a Letter of Credit.

     "Required Lenders" means at any time the Required Term Lenders and the Required Revolving Credit Lenders.

     "Required Percentage" means, with respect to any prepayment of Loans and reduction of Commitments pursuant to Section 2.08(a) as a result of an Asset Sale, considered on a Dollar-by-Dollar basis, to the extent that, immediately before applying the next Dollar to repay the Loans or reduce Commitments (as the case may be), the aggregate principal amount of the Terms Loans outstanding and/or (as applicable) the Consolidated Debt Ratio as of such date is as described below, the percentage set forth opposite such amount and/or (as applicable) ratio:

Amount of Term Loans              Consolidated Debt Ratio      Percentage
------------------------       ------------------------------  -----------

More than $125,000,000    OR   Greater than 2.5 to 1                  100%
$125,000,000 or less      AND  Equal to or less than 2.5 to 1          50%

     "Required Revolving Credit Lenders" means, at any time, Lenders having more than 50% of the Revolving Commitments at such time or, if the Revolving Commitments shall have been terminated, having more than 50% of the sum of the aggregate unpaid principal amount of the Revolving Loans and Letter of Credit Liabilities.

     "Required Term Lenders" means, at any time, Lenders holding Notes evidencing more than 50% of the aggregate outstanding principal amount of the Term Loans at such time or, if no Term Loans are then outstanding, having more than 50% in aggregate amount of the Term Commitments at such time.

     "Responsible Officers" means the chief executive officer, chief financial officer, treasurer, controller, secretary and any senior vice president of the Borrower; and "Responsible Officer" means any of them.

     "Restricted Payment" means (i) any dividend or other distribution (whether direct or indirect) on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock), (ii) any payment (whether direct or indirect) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock, and (iii) any payment of principal on, or on account of, the purchase, redemption, retirement or other acquisition, in each case prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, the Subordinated Notes and any Debt incurred pursuant to an Additional Debt Incurrence after the Original Closing Date (including without limitation any other Debt subordinated in right of payment to either the Loans or any Reimbursement Obligation).

     "Revolving Commitment" means, (i) with respect to each Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Revolving Commitments" on the Commitment Schedule, the aggregate amount of which as at the Effective Date is $275,000,000, and (ii) with respect to any Assignee, the Revolving Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.07 or 2.08.

     "Revolving Credit Period" means the period from and including the Original Closing Date to but not including the Maturity Date.

     "Revolving Loan" means a loan made by a Lender pursuant to Section 2.01(b).

     "Revolving Percentage" means, with respect to each Lender, the percentage that such Lender's Revolving Commitment constitutes of the aggregate amount of the Revolving Commitments (or, if the Revolving Commitments have been terminated, such percentage immediately before such termination).

     "S&P" means Standard & Poor's Ratings Services.

     "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by an Obligor or any Subsidiary of an Obligor of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by an Obligor or any of its Subsidiaries to such Person with the intention of entering into such a lease.

     "Security Agreement" means the Security Agreement dated as of the Original Closing Date between the Borrower and the Collateral Agent relating to security over the Non-Possessory Collateral, as amended from time to time.

     "Specified One-Time Amounts" means, at any date or for any period, (i) the aggregate amount of Restricted Payments made after the Original Closing Date and on or prior to such date or during such period, solely pursuant to and in accordance with clause (iii) of Section 5.15, (ii) the amount of restructuring charges by the Borrower and its Consolidated Subsidiaries taken in the fiscal quarter ending March 31, 1995 (but in no event greater than $38,000,000 in the aggregate) with respect to employee severance costs, certain employee benefit related liabilities and facilities consolidation, and (iii) the aggregate amount, not greater than $8,000,000, of charges after the date hereof and on or prior to such date or during such period with respect to benefits required to be paid to employees of the Borrower and former members of the Borrower's board of directors as a result of the change of control relating to the directorships on the Borrower's board of directors at its 1994 annual meeting of stockholders.

     "Subordinated Notes" means, at any time, the subordinated notes, in an aggregate principal amount of $150,000,000, issued pursuant to the Subordinated
Note Indenture, and any Debt of the Borrower issued pursuant to a Subordinated Note Refinancing; and "Subordinated Note" means any of the foregoing.

     "Subordinated Note Indenture" means (i) the Subordinated Note Indenture dated as of March 1, 1995 between the Borrower and First Bank National Association, as Trustee, with regard to the issuance of $150,000,000 aggregate principal amount of subordinated notes of the Borrower, substantially in the form delivered to the Lenders prior to the date hereof, and as amended from time to time in accordance with the terms thereof and hereof and (ii) the indenture (if any), executed pursuant to a Subordinated Note Refinancing, as amended from time to time in accordance with the terms thereof and hereof.

     "Subordinated Note Refinancing" means a refinancing by the Borrower of all of the outstanding Subordinated Notes for Debt in an aggregate principal amount equal to the aggregate amount of the Subordinated Notes outstanding at the time of such refinancing, including an offer by the Borrower to holders of the Subordinated Notes to exchange such Subordinated Notes for such Debt, in any case bearing interest at a rate not higher, having a scheduled maturity in no respect shorter, and having terms of subordination no less favorable to the Lenders with respect to obligations under this Agreement, and having covenants, events of default and similar provisions no more restrictive to the Borrower and its Subsidiaries than the initial Subordinated Notes.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Guarantor" means New River Energetics, Inc., a Delaware corporation, and Alliant Defense Electronics Systems, Inc., a Delaware corporation (formerly known as Hercules Defense Electronics Systems, Inc.), and each other Subsidiary that becomes a party to the Subsidiary Guaranty Agreement, and their respective successors.

     "Subsidiary Guaranty Agreement" means an Amended and Restated Subsidiary Guaranty Agreement dated as of the Effective Date among the Subsidiary Guarantors and the Agents (amending and restating the Subsidiary Guaranty Agreement dated as of March 15, 1995), substantially in the form of Exhibit E hereto, as the same may be amended from time to time in accordance with the terms thereof.

     "Swing Lender" means either Chase or Credit Lyonnais Chicago Branch, in its capacity as the Swing Lender under the swing loan facility described in Section 2.01(c) and its respective successors in such capacity; and any reference to an individual Swing Lender means the relevant Swing Lender with respect to any particular Swing Loan.

     "Swing Loan" means a Loan made by the Swing Lender pursuant to Section 2.01(c).

     "Swing Loan Commitment" means $10,000,000 or, if less, the aggregate amount of the Revolving Commitments.

     "Swing Loan Refund Amount" has the meaning set forth in Section 2.01(d).

     "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) shares of any money market or mutual fund not less than 90% of the assets of which are invested solely in securities or obligations of the type described in clauses (i) through (iii) above and not more than 10% of the assets of which are invested in securities or other obligations rated at least A-2 by S&P and P-2 by Moody's, and (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

     "Term Commitment" means, with respect to each "Lender" party to this Agreement on the Original Closing Date, the amount set forth opposite the name of such Lender under the heading "Term Commitments" on the signature pages of this Agreement as in effect on the Original Closing Date.

     "Term Loan" means a loan made by a Lender pursuant to Section 2.01(a) on the Original Closing Date.

      "Transaction Agents" means the Agents and the Collateral Agent, and "Transaction Agent" means any one of the foregoing.

     "Type" refers, in the case of a Loan, to whether such Loan is a Term Loan, Revolving Loan or Swing Loan or, in the case of a Commitment, to whether such Commitment is a Term Commitment, Revolving Commitment or Swing Commitment.

     "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Wholly-Owned Consolidated Subsidiary" means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors qualifying shares) are at the time directly or indirectly owned by such Person.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Documentation Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Documentation Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE 2
                                  The Credit

     Section 2.01. Commitments to Lend. (a) Term Loans. On the Original Closing Date, each Person that was initially a "Lender" under the Agreement on the Original Closing Date made a single loan to the Borrower pursuant to this
Section 2.01(a) in an amount equal to such Person's Term Commitment. On the Effective Date, $222,500,000 in aggregate principal amount of Term Loans are outstanding. Loans made pursuant to this Section 2.01(a) are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

     (b) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01(b) from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Revolving Loans by such Lender at any one time outstanding shall not exceed the amount by which (i) such Lender's Revolving Commitment exceeds (ii) an amount equal to such Lender's Revolving Percentage of the sum at such time of (x) aggregate amount of all Letter of Credit Liabilities plus (y) the aggregate outstanding principal amount of Swing Loans. Within the foregoing limits, the Borrower may borrow under this
Section 2.01(b), prepay loans to the extent permitted by Section 2.09, and reborrow at any time prior to the Maturity Date pursuant to this Section 2.01(b). Each Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolving Commitments. The aggregate amount of the Revolving Commitments in effect on the Effective Date is $275,000,000.

     (c) Swing Loans. During the Revolving Credit Period, each Swing Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01(c) from time to time in amounts such that (i) the aggregate principal amount of Swing Loans of all Swing Lenders does not at any time exceed the Swing Loan Commitment and (ii) the sum of the aggregate outstanding principal amount of all Revolving Loans and all Swing Loans plus the aggregate amount of all Letter of Credit Liabilities at such time does not exceed the aggregate Revolving Commitments. Each Borrowing under this
Section 2.01(c) shall be in an aggregate principal amount of $1,000,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate principal amount of the unused Swing Loan Commitment). Within the foregoing limits, the Borrower may borrow under this Section 2.01(c), repay or, to the extent permitted by Section 2.09, prepay Swing Loans and reborrow at any time prior to the Maturity Date under this Section 2.01(c).

     (d) Conversion of Swing Loans to Revolving Loans. The Swing Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Lender to act on its behalf), on notice given by the Swing Lender no later than 11:00 A.M., New York City time, on the proposed date of Borrowing for the Revolving Loans referred to below, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount (with respect to each Lender, its "Swing Loan Refund Amount") equal to such Lender's Revolving Percentage of the aggregate principal amount of the Swing Loans of such Swing Lender (the "Refunded Swing Loans") outstanding on the date of such notice, to repay the Swing Lender. Unless any of the events described in clause (g) or (h) of Section 6.01 shall have occurred and be continuing (in which case the procedures of Section 2.01(e) shall apply), each Lender shall make such Revolving Loan available to the Administrative Agent at its address specified in or pursuant to Section 9.01 in immediately available funds, not later than 12:00 Noon (New York City time), on the date of such notice. Each such Revolving Loan shall initially be made as a Base Rate Loan. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swing Lender, which shall immediately apply such proceeds to repay Refunded Swing Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Loans so paid shall no longer be outstanding as Swing Loans, shall no longer be due as Swing Loans under the Note held by the Swing Lender, and shall be due as Revolving Loans under the respective Notes issued to the Lenders (including the Swing Lender) in accordance with their respective Revolving Percentages (calculated as set forth above). The Borrower authorizes the Swing Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Loans.

     (e) Purchase of Participations in Swing Loans. If prior to the time Revolving Loans would have otherwise been made pursuant to Section 2.01(d), one of the events described in clause (g) or (h) of Section 6.01 shall have occurred and be continuing, each Lender shall, on the date such Revolving Loans were to have been made pursuant to the notice referred to in Section 2.01(d) (the "Refunding Date"), purchase an undivided participating interest in the Swing Loans in an amount equal to such Lender's Swing Loan Refund Amount. On the Refunding Date, each Lender shall transfer to the Swing Lender, in immediately available funds, such Lender's Swing Loan Refund Amount, and upon receipt thereof the Swing Lender shall deliver to such Lender a Swing Loan participationcertificate dated the date of the Swing Lender's receipt of such funds and in the Swing Loan Refund Amount of such Lender.

     (f) Payments on Participated Swing Loans. Whenever, at any time after the Swing Lender has received from any Lender such Lender's Swing Loan Refund Amount pursuant to Section 2.01(e), the Swing Lender receives any payment on account of the Swing Loans in which the Lenders have purchased participations pursuant to
Section 2.01(e), the Swing Lender will distribute to each such Lender its ratable share (determined on the basis of the Swing Loan Refund Amounts of all of the Lenders) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Lender is required to be returned, such Lender will return to the Swing Lender any portion thereof previously distributed to it by the Swing Lender.

     (g) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Lender's obligation to transfer the amount of a Revolving Loan to the Swing Lender as provided in Section 2.01(d) or to purchase a participating interest pursuant to Section 2.01(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, the Borrower or any other Person may have against the Swing Lender or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower, any other Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Lender shall be obligated to make any such transfer under Section 2.01(d) or purchase under 2.01(e) with respect to any Swing Loan made by the Swing Lender at a time when the Swing Lender had determined that any applicable condition specified in Article III had not been satisfied.

     Section 2.02. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than (x) 1:00 P.M. (New York City time) on the date of each Borrowing of a Swing Loan, (y) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing and (z) 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Swing Loan or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to bear interest initially based on the Base Rate or a Euro-Dollar Rate, provided that all Swing Loans and, initially, Revolving Loans made pursuant to Section 2.01(d) shall bear interest based on the Base Rate,

          (iv) whether the Loans comprising such Borrowing are to be Revolving Loans or Swing Loans (and if a Swing Loan, from which Swing Lender), and

          (v) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

No more than thirteen Groups of Loans shall be outstanding at any one time, and Swing Loans may not be borrowed on five consecutive Domestic Business Days.

     (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than (x) 2:30 P.M. (New York City time) on the date of each Borrowing of a Swing Loan, (y) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing, and (z) 11:00 A.M. (New York City time) on the date of each Euro-Dollar Borrowing, each Lender (or, in the case of a Swing Loan, the Swing Lender) shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower promptly after being made available to the Administrative Agent at the Administrative Agent's aforesaid address in immediately available funds.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, in the case of a Base Rate Borrowing, prior to 1:00 P.M. (New York City time)) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.03. Notes. (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

     (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Administrative Agent shall mail such Note to such Lender. Each Lender shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.04.  Scheduled Termination of Commitments and Maturity of Loans.
(a) The Term Commitments terminated at the close of business on the Original Closing Date. The Revolving Commitments and the Swing Loan Commitment shall terminate on the Maturity Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     (b) The Borrower shall repay, and there shall become due and payable during each Fiscal Year set forth below, an aggregate principal amount of the Term Loans equal to the amount set forth below opposite such Fiscal Year, payable in equal installments on the last Euro-Dollar Business Day of each of the four calendar quarters of the Borrower occurring in such Fiscal Year, commencing with the calendar quarter ending December 31, 1996 (or, (i) in the case of Fiscal Year 1997, in the aggregate principal amount of $11,250,000 on each of the last two calendar quarters in such Fiscal Year and (ii) in the case of the last such Fiscal Year, on the three such dates occurring in such Fiscal Year and on the Maturity Date); provided that in any event the outstanding Term Loans shall be repaid in full not later than the Maturity Date:


                Fiscal Year              Annual Amount
                -----------              -------------

                   1997                    $22,500,000
                   1998                     50,000,000
                   1999                     55,000,000
                   2000                     55,000,000
                   2001                     40,000,000

     (c) Each repayment pursuant to this Section 2.04 shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Lenders in proportion to the aggregate outstanding principal amounts of their Loans of the applicable Type. Within the foregoing limits of this Section 2.04, each required payment or prepayment shall be made with respect to such outstanding Group or Groups of Loans as the Borrower may designate to the Administrative Agent not less than five Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Lenders.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and on each date a Base Rate Loan is converted to a Euro-Dollar Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall beadjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus (i) for each day during such Interest Period, the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) for each day after the end of such Interest Period, the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than 6 months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Lenders are offered to such Reference Lender in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) Each Swing Loan shall bear interest on the outstanding principal amount thereof (and, in the case of any amount of overdue Swing Loan, overdue interest thereon) at a rate for each day equal to the rate that would be applicable to a Revolving Loan that is a Base Rate Loan on such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders by telex, cable or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.06. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Revolving Loans and the Letter of Credit Liabilities shall be repaid in their entirety, on the sum of the daily aggregate outstanding principal amount of the Revolving Loans and the aggregate amount of Letter of Credit Liabilities. Accrued fees under this
Section 2.06(a) shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Revolving Loans and the aggregate amount of Letter of Credit Liabilities shall be repaid in their entirety).

     (b) The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the LC Fee Rate (determined in accordance with the Pricing Schedule). Accrued fees under this
Section 2.06(b) shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date on which no more Letter of Credit Liabilities shall exist).

     (c) The Borrower shall pay directly to each LC Issuer a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such LC Issuer at the rate and at such times as may be agreed between the Borrower and such LC Issuer.

     Section 2.07. Optional Termination or Reduction of Revolving Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Commitment at any time, if no Revolving Loans or Swing Loans are outstanding and no Letter of Credit Liabilities exist at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Revolving Commitments in excess of the sum of (x) the aggregate outstanding principal amount of the Revolving Loans and Swing Loans and (y) the aggregate amount of Letter of Credit Liabilities at such time in respect of all Letters of Credit.

     Section 2.08. Mandatory Incremental Repayments And Reduction of Commitments. (a) In the event that, after the Original Closing Date, there shall occur any Reduction Transaction, Term Loans shall be repaid and/or Revolving Commitments shall be reduced in an aggregate amount equal to (i) if such Reduction Transaction is an Additional Debt Incurrence, 100% of the Net Cash Proceeds of such Reduction Transaction and (ii) if such Reduction Transaction is an Asset Sale, the Required Percentage of the Net Cash Proceeds of such Reduction Transaction (the relevant amount, the "Applicable Amount"). Such repayments and reductions shall be applied, first, to repay an aggregate principal amount of the Term Loans until the Term Loans have been repaid in full and, thereafter, to reduce Revolving Commitments. The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of any Reduction Transaction. Any repayment of Term Loans required pursuant to this
Section 2.08(a) as a result of an Asset Sale shall be applied to reduce the amount of subsequent scheduled repayments of Term Loans required pursuant to
Section 2.04(b) ratably to all such subsequent scheduled repayments. Any repayment of Term Loans required pursuant to this Section 2.08(a) as a result of an Additional Debt Incurrence shall be applied to reduce the amount of subsequent scheduled repayments of Term Loans required pursuant to Section 2.04(b) in inverse chronological order thereof.

     (b) The repayments and reductions required by subsection (a) of this
Section 2.08 shall be required or effective (as the case may be) forthwith upon receipt by the Borrower or (in the case of an Asset Sale) any of its Subsidiaries, as the case may be, of the proceeds of such Reduction Transaction; provided that if the Applicable Amount of Net Cash Proceeds in respect of any Reduction Transaction aggregate $1,000,000 or less, such repayment or reduction shall be required or effective upon receipt of the Applicable Amount of Net Cash Proceeds which, together with the Applicable Amount of all other Net Cash Proceeds from Reduction Transactions not previously applied in any Fiscal Year, are greater than $3,500,000, and only to the extent that such aggregate of Applicable Amounts in such Fiscal Year exceeds $3,000,000; and provided further that if any such repayment or reduction would otherwise require repayment or prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the related Interest Period, such repayment or reduction shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to such last day.

     (c) On the date of each reduction of Revolving Commitments, the Borrower shall prepay or repay Revolving Loans and Swing Loans in such amounts as shall be necessary so that immediately after such payment the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Loans does not exceed the aggregate amount of the Revolving Commitments as then reduced.

     (d) Each repayment or prepayment pursuant to this Section 2.08 shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Lenders in proportion to their Commitments (or, if the Commitments have been terminated, to the aggregate outstanding principal amounts of their Loans). Within the foregoing limits of this Section 2.08, each required payment or prepayment shall be made with respect to such outstanding Group or Groups of Loans as the Borrower may designate to the Administrative Agent not less than five Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Lenders.

     Section 2.09. Optional Prepayments. (a) The Borrower may, upon notice delivered to the Administrative Agent not later than 2:00 P.M. (New York City time) on the first Domestic Business Day prior to the date of such prepayment, prepay a Group of Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group or Borrowing.

     (b) The Borrower may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such Group in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that the Borrower shall reimburse each Lender for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.12. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.

     (c) The Borrower may, upon notice to the Administrative Agent prior to 10:00 A.M. (New York City time) on the date of prepayment, prepay any Swing Loan in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with interest thereon to the date of prepayment.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender with an affected Loan of the contents thereof and of such Lender's share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     (e) Any prepayment of Term Loans pursuant to this Section shall be applied to reduce the amount of subsequent scheduled repayments of Term Loans required by Section 2.04(b) (i) if such payment is made within 10 days prior to any date on which a repayment is required under Section 2.04(b), first to such repayment and then ratably to all remaining repayments and (ii) otherwise, ratably to all the remaining such repayments.

     Section 2.10. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:00 A.M. (New York City time) (x) if the relevant Loans are to be converted to Base Rate Loans, the second Domestic Business Day before such conversion or continuation is to be effective and (y) if the relevant Loans are to be converted to Euro-Dollar Loans or continued as Euro-Dollar Loans for an additional Interest Period, the third Euro-Dollar Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000. The interest rate borne by a Group of Loans consisting of Swing Loans may not be changed.

     (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies and whether such Loans (or portion thereof) are Term Loans or Revolving Loans,

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above,

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans, and if such new Loans are Euro-Dollar Loans, the duration of the initial Interest

     Period applicable thereto, and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No more than thirteen Groups of Loans shall be outstanding at any one time.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02(a), 2.09(d) or 2.10(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan, to the extent provided in the relevant participation agreement), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail its calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.13. Computation of Interest and Fees. Facility fees and interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.14. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly and properly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 (or any successor form, in either case), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and such other documentation as the Borrower may reasonably require to permit it to determine that such Lender is entitled to the exemption. Each Lender which so delivers a Form 1001 or 4224, or Form W-8 (or any successor form, in either case) further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     Section 2.15. Letters of Credit. (a) On the Original Closing Date, each LC Issuer that had issued an Original Existing Letter of Credit was deemed, without further action by any party hereto, to have sold to each Lender, and each such Lender was deemed, without further action by any party hereto, to have purchased from such LC Issuer, a participation in such Original Existing Letter of Credit and the related Letter of Credit Liabilities in proportion to their Revolving Percentages as of the Original Closing Date. On and after the Original Closing Date each Original Existing Letter of Credit was deemed to constitute a Letter of Credit for all purposes hereof.

     (b) Subject to the terms and conditions hereof, each LC Issuer agrees to issue letters of credit hereunder from time to time before the Maturity Date upon the request of the Borrower; provided that, immediately after each such Additional Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount. Upon the date of issuance by the LC Issuer of an Additional Letter of Credit, such LC Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuer, a participation in such Additional Letter of Credit and the related Letter of Credit Liabilities in proportion to their Revolving Percentages. The Borrower shall pay to the LC Issuer issuance, extension, drawing and other similar fees relating to each Letter of Credit in the amounts and at the times as agreed between the Borrower and the LC Issuer.

     (c) The Borrower shall give the LC Issuer at least three Domestic Business Days' prior notice (effective upon receipt) specifying the date each Additional Letter of Credit is to be issued, and describing the proposed terms of such Additional Letter of Credit and the nature of the transactions proposed to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the LC Issuer shall promptly notify the Administrative Agent of the date such Letter of Credit is to be issued and the terms of such Additional Letter of Credit, and the Administrative Agent shall promptly notify each Lender of terms thereof and of the amount of such Lender's participation in such proposed Letter of Credit. The issuance by the LC Issuer of each Additional Letter of Credit shall, in addition to the conditions precedent set forth in
Article III, be subject to the conditions precedent that such Additional Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Issuer shall have reasonably requested. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the LC Issuer, the LC Issuer shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than two years; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis for (in each case) a period of not more than one year unless notice of termination is given by the LC Issuer; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day prior to the Maturity Date.

     (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time the LC Issuer shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Lender will pay to the Administrative Agent, for the account of the LC Issuer, immediately upon the LC Issuer's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Revolving Percentage multiplied by the amount of such payment, together with interest on such amount for each day from the date of the LC Issuer's demand for such payment (or, if such demand is made after 11:00 A.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Base Rate for such period. Each Lender's obligation to pay its Revolving Percentage of such payment, together with interest thereon, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, the Borrower or any other Person may have against the LC Issuer or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower, any other Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Lender shall be obligated to make any such payment under this Section with respect to any Letter of Credit issued by the LC Issuer at a time when the LC Issuer had determined, or been notified by the Administrative Agent, that any applicable condition specified in Article III had not been satisfied.

     (e) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Issuer for any amounts paid by the LC Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, payment on such reimbursement to be due on the second Business Day after the date of such payment by the LC Issuer (such date, the "Reimbursement Due Date") together with interest accrued on the unreimbursed amount; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such LC Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit; provided that this clause (ii) shall not apply to any failure by the LC Issuer to pay under such Letter of Credit to the extent that such payment is prevented by an injunction or other legal requirement. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) from the date of such payment to the Reimbursement Due Date, the rate applicable to Base Rate Loans for such day, and (ii) each day thereafter, the sum of 2% plus the rate applicable to Base Rate Loans for such day. The LC Issuer will pay to each Lender ratably in accordance with their Revolving Percentages all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation and interest thereon in respect of any Letter of Credit, but only to the extent such Lender has made payment to the LC Issuer in respect of such Letter of Credit pursuant to Section 2.15(d).

     (f) The Borrower hereby indemnifies and holds harmless each LC Issuer, each Lender and each Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or Agent may incur (or which may be claimed against such Lender or Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender); provided that the Borrower shall not be required to indemnify any LC Issuer for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such LC Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit; provided that this clause (ii) shall not apply to any failure by the LC Issuer to pay under such Letter of Credit to the extent that such payment is prevented by an injunction or other legal requirement. Nothing in this Section 2.15(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     Section 2.16. Assignments and Assumptions on the Effective Date; Non-Continuing Banks.

     (a) On and effective as of the Effective Date, (i) each Assigning Lender hereby assigns and sells to the Assuming Lenders (ratably in accordance with the aggregate amounts thereof purchased and accepted by each such Assuming Lender hereunder pursuant to clause (ii) below) a portion of its Revolving Commitment (including without limitation rights and obligations with respect to outstanding Letters of Credit) and each of its Revolving Loans and Term Loans outstanding as of immediately prior to the Effective Date, and (ii) each Assuming Lender hereby purchases and accepts from the Assigning Lenders (ratably in accordance with the respective amounts thereof assigned and sold by each such Assigning Lender pursuant to clause (i) above), a portion of such Revolving Credit Commitments (including without limitation rights and obligations with respect to outstanding Letters of Credit) and Revolving Loans and Term Loans outstanding as of immediately prior to the Effective Date (the "Assigned Amounts"), such that after giving effect to all such transactions:

          (x) each Assigning Lender shall have a Revolving Commitment and an outstanding principal amount of Revolving Loan and Term Loan in the respective amounts set forth under the applicable heading opposite such Assigning Lender's name on Schedule 6 hereto; and

          (y) each Assuming Lender shall (i) if such Assuming Lender was not a Lender immediately prior to the Effective Date, become a "Lender" for all purposes under the Agreement and (ii) in any case, have a Revolving Commitment and an outstanding principal amount of each Group of Revolving Loans and Term Loans in the respective amounts set forth under the applicable heading opposite such Assuming Lender's name on Schedule 7 hereto. A Person may be both an Assigning Lender and an Assuming Lender.

     For informational purposes only, Schedule 5 describes the Commitments and Loans outstanding for each Lender immediately prior to the Effective Date.

     Each Assigning Lender represents that, other than pursuant to this Agreement, it has not transferred any interest in or caused any Lien to be created with respect to the Assigned Amounts assigned by it hereunder (other than Liens to be released against receipt by such Assigning Lender of payment in respect of the Assigned Amount).

     (b) The transactions referred to in clause (a) shall be effective as of the Effective Date upon (i) payment by each Assuming Lender to the Administrative Agent, for the account of the several Assigning Lenders in accordance with clause (a) above of the respective amounts on Part 1 of Schedule 8 hereto opposite such Assuming Lender's name under the heading "Amount To Be Paid by Assuming Lenders" (representing the principal amount of, without accrued interest on, the Term Loans and the Revolving Loans, respectively, purchased by such Assuming Lender) and (ii) receipt by each Assigning Lender of the respective amounts on Part 2 of Schedule 8 hereto opposite such Assigning Lender's name under the heading "Amount To Be Received by Assigning Lenders" (representing the principal amount of, without accrued interest on, the Term Loans and the Revolving Loans, respectively, transferred by such Assigning Lender).

     (c) It is understood that fees pursuant to Section 2.06(a) and (b) with respect to the portion of the Revolving Commitments, and interest on the portion of the Revolving Loans and Term Loans, assigned hereunder by each Assigning Lender accruing prior to the Effective Date are for the account of such Assigning Lender, and such fees and interest with respect to the portion of the Revolving Commitments, Revolving Loans and Term Loans assumed hereunder by each Assuming Lender accruing from and including the Effective Date are for the account of such Assuming Lender. Each Assigning Lender and each Assuming Lender hereby agrees that if it receives any amount under this Agreement which is for the account of any other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     (d) Each Loan that is outstanding immediately prior to the Effective Date shall continue to bear interest at the rate provided for in the Agreement as in effect immediately prior to the Effective Date, except that the margin applicable to the pricing of any such Loan shall be, for the period on and after the Effective Date, the applicable margin provided for herein. As soon as practicable following the Effective Date, the Borrower shall reimburse each Assigning Lender (and any Person that was a Lender immediately prior to the Effective Date) in accordance with Section 2.12 for any funding losses incurred in connection with the purchase of any Loans on the Effective Date as if such Loans had been prepaid on the Effective Date.

     (e) Any Assigning Lender whose principal amount of Term Loans and Revolving Commitment are zero after giving effect to this Amendment (a "Non-Continuing Lender") shall upon the effectiveness of its assignment pursuant to clause (b) above and receipt of all amounts due from the Borrower in respect of interest and fees accrued to but excluding the Effective Date, cease to be a Lender party to the Agreement; provided that the provisions of Section 2.12, Article 8 and
Section 9.03 of the Agreement shall continue to inure to the benefit of each such Non-Continuing Lender.

                                  ARTICLE 3
                                  Conditions

     Section 3.01. Amendment Effective Date. The Amendment shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Documentation Agent of a duly executed Note (or Notes) for the account of each Lender becoming a Lender on the Effective Date, complying with Section 2.03;

          (c) receipt by the Documentation Agent of duly executed counterparts of an amendment of each Collateral Document, to the extent any such amendment is necessary or advisable (including the Subsidiary Guaranty Agreement and the amended Mortgages), together with opinions of local counsel referred to on Schedule 1 substantially in the form attached to
     Schedule 1 (and all Lenders hereby consent to all such amendments);

          (d) receipt by the Documentation Agent of evidence satisfactory to it that all accrued interest, fees and other amounts payable under the Agreement as in effect immediately prior to the Effective Date (including
     Section 2.06 thereunder, but excluding Section 2.12 thereunder) have been paid in full;

          (e) receipt by the Documentation Agent of the consent to this Amendment of each Person that was a Lender immediately prior to the Effective Date but is not a Lender on or after the Effective Date (which may include being a signatory hereto);

          (f) receipt by the Documentation Agent of a certificate signed by the chief financial officer or treasurer of the Borrower certifying that, immediately before and after giving effect to the transactions contemplated hereby on the Effective Date, no Default shall have occurred and be continuing;

          (g) receipt by the Documentation Agent of a certificate signed by the chief financial officer or treasurer of the Borrower certifying that the representations and warranties of each Obligor made in or pursuant to the Financing Documents are true as of the Effective Date;

          (h) receipt by the Documentation Agent of opinions of Jones, Day, Reavis & Pogue, special counsel to the Borrower, substantially to the effect of Exhibit B-1 hereto, and Daryl L. Zimmer, Vice President and General Counsel of the Borrower, substantially to the effect of Exhibit B-2 hereto, and each covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (i) receipt by the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Documentation Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (j) receipt by the Administrative Agent, for its own account and for the accounts of the Lenders and the Documentation Agent, of all fees payable on or before the Effective Date; and

          (k) receipt by the Documentation Agent of all documents it may reasonably request relating to the existence of the Borrower and the Subsidiary Guarantors, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent.

The date on which the foregoing conditions shall first have occurred is referred to as the Effective Date; provided that the Amendment shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 30, 1996. The documents referred to in this Section shall be delivered to the Documentation Agent no later than the Effective Date. The certificates and opinions referred to in this Section shall be dated the Effective Date. The Documentation Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Each Credit Event. The obligations of each Lender to make a Loan on the occasion of each Borrowing (other than a Refunding Swing Borrowing) and of the LC Issuer to issue or renew or extend a Letter of Credit on the occasion of a request therefor by the Borrower are subject to the satisfaction of such of the following conditions as shall not have been expressly waived by the Required Lenders.

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, or a Notice of Issuance as required by Section 2.15, as the case may be;

          (b) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing; and

          (c) the fact that the representations and warranties of each Obligor made in or pursuant to the Financing Documents and the Subordinated Note Indenture shall be true on and as of the date of such Credit Event (or, in the case of the Subordinated Note Indenture, at the time such representations and warranties are made pursuant to such agreement).

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (b) and (c) of this Section.

                                   ARTICLE 4
                        Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Obligor of each of the Financing Documents to which it is a party and the performance by each such Obligor of its obligations thereunder are within the corporate power of such Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Constitutional Documents of any Obligor or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon such Obligor or result in the creation or imposition of any Lien on any asset of any Obligor other than Liens created pursuant to the Financing Documents.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Obligor that is a party thereto, in each case enforceable in accordance with its terms.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1996 and the related consolidated statements of income and of cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche and set forth in the Borrower's Form 10-K for Fiscal Year 1996, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of June 30, 1996, and the related unaudited consolidated statements of income and cash flow for the three months then ended, set forth in the June 1996 10-Q, copies of which have been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

     (c) Since June 30, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries considered as a whole.

     Section 4.05. Litigation. Except as described in the June 1996 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, any Obligor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, or which in any manner draws into question the validity of any Financing Document.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations in all material aspects under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, and as set forth in the June 1996 10-Q, the Borrower anticipates that Environmental Laws are unlikely to have a material adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.08. Taxes. The Borrower and each of its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by any of them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes which are being contested in good faith and for which adequate reserves have been made on the books of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of income taxes are, in the opinion of the Borrower, adequate in accordance with generally accepted accounting principles.

     Section 4.09. Subsidiaries. Each corporate Subsidiary of each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.10. Not an Investment Company. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.11. Full Disclosure. (a) As of the Effective Date, the information contained in the Information Memorandum, the Borrower's Form 10-K for the period ended March 31, 1996 and the June 1996 10-Q, taken together, does not and will not contain any untrue statement of a material fact and does not or will not omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. All information hereafter furnished in writing by any Obligor to any Agent or any Lender will be, taken as a whole and considered together with all information previously so furnished, true and accurate in all material respects on the date as of which such information is stated or furnished.

     (b) The Obligors have disclosed to each of the Lenders in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Obligors can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under any Financing Document.

     (c) Each of the representations and warranties of the Borrower made in or pursuant to the Financing Documents other than this Agreement is true and correct.

     (d) It is understood that the representations and warranties set forth in clauses (a) and (b) above are limited to the extent that (i) any projections or forecasts are represented to be based upon reasonable estimates believed by the Obligors to be accurate, but are not warranted to be obtained and (ii) no representation is made as to disclosure of matters of a general economic nature or matters of public knowledge that generally affect any of the industry segments included in the business of the Borrower and its Consolidated Subsidiaries.

     Section 4.12. Compliance with Laws. Each Obligor and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations, and is not in violation of, or in default under, any term or provision of any charter, bylaw, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except for any such violations, defaults or failures to comply which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or on the ability of such Obligor to perform its obligations under the Financing Documents.

     Section 4.13. Acquisition Documents. Each of the representations and warranties contained in the Acquisition Documents was as of the Original Closing Date (i) with respect to the Borrower, true and correct in all material respects, and (ii) with respect to the Hercules Aerospace Business, true and correct, except to the extent that the failure to be true and correct would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                   ARTICLE 5
                                   Covenants

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid or any Reimbursement Obligation remains outstanding:

     Section 5.01. Information. The Borrower will mail or deliver to each of the
Lenders:

          (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section, a certificate of the treasurer, controller or chief financial officer of the Borrower (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Sections 5.20 through 5.23, inclusive, and Section 5.26, on the date of such financial statements, (ii) stating whether, to the best of such person's knowledge after due inquiry, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements previously delivered pursuant to subsection (a) or (b) of this Section, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five Business Days after any Responsible Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the treasurer, controller or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of the incurrence of complete or partial withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
     Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) as soon as reasonably practicable after any Responsible Officer of the Borrower obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially and adversely affect the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, in each case considered as a whole, or which in any manner questions the validity of any Financing Document, a written report informing the Lenders in reasonable detail of the nature of such pending or threatened action, suit or proceeding and will provide such additional information as may be reasonably requested by the Administrative Agent at the request of any Lender;

          (j) immediately after any Responsible Officer of the Borrower receives notice of any change in the rating accorded any of the Borrower's long-term debt that changes or will change the applicable Pricing Level (as defined in the Pricing Schedule), a written report in reasonable detail informing the Lenders of the nature of such ratings change and the Pricing Level that will apply after giving effect thereto; and

          (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as an Agent, at the request of any Lender, may reasonably request.

     Section 5.02. Payment of Obligations. Each Obligor will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and except where the failure to pay or discharge such obligations and liabilities could not in the aggregate reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section 5.03. Maintenance of Property; Insurance. (a) Each Obligor will keep, and will cause each of its Subsidiaries to keep, all property materially useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower will maintain, and will cause each of its Subsidiaries to maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall be limited to fixed continuing expenses and such other business interruption expenses as are otherwise generally available to similar businesses), covering such risks, for such amounts not less than those, and with deductible and self-insurance amounts not greater than those, set forth in Part I of Schedule 2, (ii) public liability insurance (including products liability coverage) covering such risks, for such amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule 2 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers have an A.M. Best policyholders rating of not less than A- with respect to primary insurance, and B+ with respect to excess insurance, and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A-, or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or such other insurers as the Required Lenders may approve in writing. Such insurers may include a Subsidiary of the Borrower; provided that such Subsidiary need not satisfy the foregoing requirements if all but $15,000,000 of the insurance provided by such Subsidiary is reinsured by one or more reinsurers which satisfy such requirements.

     (c) The Borrower will deliver to the Documentation Agent on behalf of the Lenders, (i) on the Effective Date, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of any Lender through the Documentation Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Effective Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower or any Subsidiary, and (v) within five days of filing, full information as to any claim for an amount in excess of $2,500,000 with respect to any property and casualty insurance policy maintained by the Borrower or any Subsidiary. The Documentation Agent shall be named as additional insured on all property and casualty insurance policies and a loss payee on all property insurance policies. Any proceeds from any such insurance policy in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation shall be paid to the Borrower or the Subsidiary; provided that, (A) the Borrower or the Subsidiary will use such proceeds, condemnation award or other compensation to repair, restore or replace the assets which were the subject of such claim within 6 months (or in the case of real property, 12 months) after receipt thereof (and a Responsible Officer shall deliver a certificate specifying in reasonable detail such usage not later than the last day of such relevant period), and (B) if, at the time of the receipt of such proceeds, condemnation award or other compensation, a Default has occurred and is continuing, the aggregate amount of all such proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as collateral for application in accordance with the Collateral Documents; and provided further that, to the extent that any amount of such proceeds, condemnation award or other compensation are not used or committed during the time periods specified in proviso (A) above, then, if requested by notice from the Required Lenders to the Borrower, all such remaining uncommitted proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as collateral for application in accordance with the Collateral Documents.

     Section 5.04. Conduct of Business and Maintenance of Existence. Each Obligor will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and, except for any such rights, privileges and franchises the failure to preserve which would not in the aggregate have a material adverse effect on the Borrower and its Consolidated Subsidiaries or the ability of any Obligor to perform any of its obligations under any Financing Document, their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the Acquisition, (ii) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of the Borrower or any Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is, in the case of any merger or consolidation involving the Borrower, the Borrower, and in the case of any merger or consolidation involving any Subsidiary of the Borrower, a Wholly-Owned Consolidated Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (iii) the termination of the corporate existence of any Subsidiary of the Borrower or the discontinuation of any line of business of the Borrower or any of its Subsidiaries if the board of directors of the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders; and provided further that the parties agree that this Section 5.04 shall not prohibit the Borrower and its Subsidiaries from engaging in the business of (or acquiring other businesses and assets not otherwise prohibited by this Agreement if such businesses are engaged in, or such assets are used to conduct the business of) any Permitted Lines of Business.

     Section 5.05. Compliance with Laws. Each Obligor will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) the failure to comply with which would have a material adverse effect on the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of any Obligor to perform any of its obligations under any Financing Document, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.06. Inspection of Property, Books and Records. Each Obligor will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.07. Limitation on Subsidiary Debt. Except for any Debt to the Borrower or any Wholly-Owned Consolidated Subsidiary of the Borrower, the Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt in an aggregate amount at any one time outstanding in excess of $20,000,000.

     Section 5.08. Negative Pledge. Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the Original Closing Date (after giving effect to the Acquisition) securing Debt outstanding on such date and identified on Schedule 5.08;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of such Obligor and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into such Obligor or any of its Consolidated Subsidiaries and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by such Obligor or any of its Consolidated Subsidiaries and not created in contemplation of such acquisition;

          (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (g) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings;

          (h) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (i) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (j) easements, right-of-way, zoning and similar restrictions and other encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business which do not in any material respect interfere with or adversely affect the use or value of the Real Estate Collateral or the ordinary conduct of the business of the Borrower or such Subsidiary and the matters listed in the policies of title insurance referred to in Section 3.01(c)(iii);

          (k) Liens on the property of the Borrower or any of its Subsidiaries in favor of the Borrower or such Subsidiary, as the case may be;

          (l)  Liens created by the Financing Documents;

          (m) Liens arising under documentary letters of credit; provided that such Liens attach only to the assets purchased thereunder and documents relating thereto;

          (n) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $500,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (o) any interest or title of a lessor in assets or property subject to a Capital Lease of the Borrower or any Subsidiary;

          (p) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets; and

          (q) Liens not otherwise permitted by the foregoing clauses of this Section securing obligations in an aggregate principal, stated or face amount at any date not to exceed $5,000,000.

     Section 5.09. Consolidations, Mergers and Sales of Assets. (a) No Obligor will, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person except as permitted in accordance with Section 5.04.

     (b) Except for (i) any Asset Sales of assets with a fair market value of $1,000,000 or less, which fair market value together with the fair market value of all previous such Asset Sales in any fiscal year does not exceed $3,000,000,
(ii) any Asset Sales to Joint Ventures of assets with an aggregate fair market value in any fiscal year not in excess of $5,000,000 and (iii) any Asset Sales to Subsidiaries that do not result in a violation of Section 5.10 or 5.19(b), an Obligor will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (x) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the relevant Obligor), (y) such Asset Sale is approved by the board of directors of such Obligor or Subsidiary and (z) except in the case of any Capital Lease or any other lease that constitutes an Asset Sale, not less than 80% of the consideration for such Asset Sale (or, if the purchase price therefor is not less than $25,000,000, then such purchase price minus $5,000,000) consists of cash payable at closing and the remainder of which consideration consists solely of notes or similar debt obligations (or, in the case of the sale by the Borrower of the building formerly occupied by the Metrum Information Storage business, for consideration not less than the fair market value of such building, consisting of at least 20% cash payable at closing and a note of such purchaser for the remaining amount of such consideration).

     Section 5.10. Investments in Subsidiaries. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) Investments in Persons which are Subsidiaries or Joint Ventures; provided that the aggregate book value of all Investments by the Borrower and its Consolidated Subsidiaries in Joint Ventures and Subsidiaries of the Borrower that are not Wholly-Owned Subsidiaries of the Borrower, shall at no time exceed $15,000,000; and

          (b) Temporary Cash Investments.

     Section 5.11. Collateral Documents; Additional Guarantees and Security; Fees and

Expenses.

     (a) The Required Lenders shall have the right, subject to any mandatory limitations at the time imposed by applicable law, rule, regulation or order, from time to time (i) to require any Obligor, pursuant to a written request from the Collateral Agent, to cause such Wholly-Owned Consolidated Subsidiaries (other than any Designated Foreign Subsidiary) of such Obligor as may be specified in such request to enter into Guarantees, in form and substance satisfactory to the Required Lenders, guaranteeing payment of the Loans, Notes and Reimbursement Obligations, and (ii) to require any Obligor to provide, and to cause its Wholly-Owned Consolidated Subsidiaries (other than any Designated Foreign Subsidiary) to provide, Liens upon such assets as may be specified in such request to secure the obligations of one or more of the Obligors. Any such request shall be made by the Required Lenders in the good faith exercise of their discretion. Within 45 days after any such request, any such Obligor shall, and shall cause their appropriate Wholly-Owned Consolidated Subsidiaries to, (i) execute and deliver to the Collateral Agent such number of copies as the Collateral Agent may specify of documents creating such Guarantees and Liens and
(ii) do all other things which may be necessary or which the Collateral Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security. Within 60 days after a request for security pursuant hereto, any such Obligor shall, and shall cause their appropriate Wholly-Owned Consolidated Subsidiaries to, deliver such legal opinions, certificates, evidences of corporate action or other documents as the Collateral Agent may reasonably request, all in form and substance satisfactory to the Collateral Agent, relating to the satisfaction of such Obligor's obligations under this Section.

     (b) Each Obligor shall, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Collateral Agent shall from time to time request, which may be necessary in the reasonable judgment of the Collateral Agent from time to time to assure, perfect, convey, assign, transfer and confirm unto the Collateral Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which such Obligor may be or may hereafter become bound to convey or assign to the Collateral Agent or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents.

     (c) All costs and expenses in connection with the giving of any security interests hereunder, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests hereunder, the preparation, execution, delivery, recordation or filing of documents and any other acts in connection with the grant of such security interests as the Collateral Agent may reasonably request, shall be paid by such Obligor promptly when due.

     Section 5.12. Transactions with Affiliates. No Obligor will, or will permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any of their Affiliates; provided, however, that the foregoing provisions of this Section shall not prohibit any Obligor or any of its Subsidiaries from
(i) declaring or paying any lawful dividend (subject to Section 5.15) so long as, after giving effect to any such declaration, no Default shall have occurred and be continuing, (ii) making sales to or purchases from any of their Affiliates and, in connection therewith, extending credit or making payments, or making payments for services rendered by any of their Affiliates, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Obligor or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (iii) making payments of principal, interest and premium on any Debt of such Obligor or such Subsidiary held by any of its Affiliates if the terms of such Debt are substantially as favorable to such Obligor or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate,
(iv) performing its obligations pursuant to any Acquisition Document, (v) consummating any Asset Sale to an Affiliate not prohibited by Section 5.09, (vi) participating in, making Investments in, or effecting any other transaction with or in connection with, any Joint Venture or other joint enterprise or joint arrangement that is an Affiliate (regardless of whether the other party participating in such Joint Venture or other joint enterprise or joint arrangement is an Affiliate) if such Obligor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which any other venturer participates (taking into account the respective interests of such Obligor or Subsidiary and such other venturer or venturers) or (vii) to the extent approved by the board of directors of such Obligor or Subsidiary, making payments of money or issuances of securities pursuant to employment agreements and arrangements and employee benefit plans and making payments for services rendered by Gotham Partners and Capstay Partners, L.P.

     Section 5.13. Constitutional Documents. No Obligor will, or will permit any Subsidiary to, amend its Constitutional Documents in any manner which could adversely affect the rights of the Lenders under the Financing Documents or their ability to enforce the same.

     Section 5.14. Waivers and Amendments of Related Documents. The Borrower shall not and shall not permit its Subsidiaries to, without the prior written consent of the Required Lenders, modify or amend, or waive any provision or condition contained in, any of the Acquisition Documents or the Subordinated
Note Indenture or the Subordinated Notes (including any of the foregoing executed or issued in connection with a Subordinated Note Refinancing) from the forms of each of the foregoing heretofore delivered (or delivered prior to a Subordinated Note Refinancing, in the case of any such documents executed in connection therewith) to the Lenders and the Agents in any manner that could reasonably be expected to be adverse to the Lenders.

     Section 5.15. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than:

          (i) any Restricted Payments required to be made by the Borrower pursuant to the terms of employee benefit plans and stock options, in each case as in effect on the Original Closing Date and as modified thereafter, provided that the aggregate amount of Restricted

     Payments permitted by this clause (i) shall not exceed $10,000,000;

          (ii) any Restricted Payments to the extent that (x) after giving effect thereto no Default shall have occurred and be continuing and (y) the aggregate amounts of all such Restricted Payments declared or made pursuant to this clause (ii) does not exceed (A) $10,841,000 (which is the unused amount as at the Effective Date of the basket provided under Section 5.15(iii) of the Agreement as in effect immediately prior to the Effective
     Date) plus (B) $50,000,000 (the "Supplemental Basket Amount") plus (C) from and after the first date after the date hereof on which the aggregate outstanding principal amount of Term Loans is less than $125,000,000, an additional $25,000,000; provided that in calculating the amount of Restricted Payments made pursuant to this clause (ii) utilizing the Supplemental Basket Amount in clause (B), each $1 of Restricted Payments of the type referred to in either of clauses (i) and (ii)(a) of the definition of Restricted Payments (up to a maximum of $25,000,000) shall be deemed to be $2 of Restricted Payments; and

          (iii) any Restricted Payments made by the Borrower out of cash received by the Borrower from any Person (other than a Subsidiary) as a capital contribution to the Borrower or from the issue or sale (other than to a Subsidiary) of capital stock of the Borrower after the Original Closing Date.

     Section 5.16. Maintenance of Collateral; Alterations. No Obligor shall commit any waste on any Real Estate Collateral or with respect to any Non-Possessory Collateral, or, except in the ordinary course of its business, make any material change in the use of any Real Estate Collateral or Non-Possessory Collateral, provided that any Obligor may lease to any other Person all or any portion of any item of Real Estate Collateral or Non-Possessory Collateral that the Borrower has determined in good faith is not used or useful in such Obligor's operating business. Each Obligor granting a security interest in Real Estate Collateral represents and warrants that, to the best of its knowledge:
(i) such Real Estate Collateral is served by all utilities required or necessary for the current use thereof; (ii) all streets necessary to serve such Real Estate Collateral are completed and serviceable and have been dedicated and accepted as such by the appropriate governmental entities; and (iii) such Obligor has access to such Real Estate Collateral from public roads sufficient to allow such Obligor to conduct its business at such Real Estate Collateral in accordance with sound commercial and industrial practices. The Obligors shall, at all times, maintain all Non-Possessory Collateral and all Real Estate Collateral that is materially useful or necessary in their respective businesses, in good operating order, condition and repair, ordinary wear and tear excepted, and in compliance with all applicable laws, rules and regulations, (including, without limitation, Environmental Laws) the failure to comply with which would have a material adverse effect on the value or usefulness of such Collateral, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings. Each Obligor shall (a) not, except in the ordinary course of business or as provided in the proviso to the first sentence of this Section, alter the occupancy or use of all or any part of the Real Estate Collateral without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld and (b) do what is deemed commercially reasonable to maintain and preserve the value of the Real Estate Collateral and the Non-Possessory Collateral.

     Section 5.17. Environmental Matters Agreement. Without the prior written consent of all the Lenders, the Borrower shall not agree to (i) any amendment, modification, waiver or termination of the Environmental Matters Agreement dated as of September 24, 1990 (the "Environmental Matters Agreement") between the Borrower and Honeywell Inc., a Delaware corporation ("Honeywell"), or any promissory note issued pursuant thereto, which such amendment, modification, waiver or termination could be materially adverse to the Lenders, or (ii) consent to the assignment by Honeywell of any or all of its rights or obligations under or pursuant to the Environmental Matters Agreement or any promissory note issued pursuant thereto. Promptly upon any request by the Required Lenders, the Borrower shall give any instruction or make any request for a loan or payment from or by Honeywell contemplated by Section 4.01 of the Environmental Matters Agreement.

     Section 5.18. Use of Proceeds. The proceeds of the Term Loans and of the Revolving Loans will be used for general corporate purposes of the Borrower. Up to $50,000,000 (or, if the aggregate outstanding principal amount of Term Loans is less than $125,000,000, then up to $100,000,000) in the aggregate of principal amount of Revolving Loans may be used to purchase, invest in or otherwise acquire (i) stock or other equity interests in an entity the principal business of which is one or more Permitted Lines of Business or (ii) assets to be used in Permitted Lines of Business. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation G or U.

     Section 5.19. Additional Subsidiary Guarantors; Designated Foreign Subsidiaries. (a) The Borrower shall notify the Documentation Agent with respect to each Person that shall, at any time after the Original Closing Date, become a Subsidiary of the Borrower (other than a Designated Foreign Subsidiary), immediately upon its becoming a Subsidiary (including upon being removed from Schedule 3 hereof in accordance with the definition of Designated Foreign Subsidiary), and, if requested by notice from the Required Lenders to the Borrower, the Borrower shall cause such Subsidiary to enter into the Subsidiary Guaranty Agreement.

     (b) The aggregate equity investments by the Borrower and its Subsidiaries (other than the Designated Foreign Subsidiaries) in all Designated Foreign Subsidiaries shall not at any time exceed $5,000,000, and the aggregate fair market value of assets of all Designated Foreign Subsidiaries shall not at any time exceed $15,000,000.


     Section 5.20. Minimum Consolidated Net Worth. Consolidated Net Worth shall at no time be less than the sum of (i) $142,696,000 plus (ii) 80% of cumulative Consolidated Net Income for each fiscal quarter beginning after March 31, 1995 and ended on or prior to the relevant date of determination hereof, but in each case only to the extent that Consolidated Net Income for each such fiscal quarter or other period is positive plus (iii) 80% of the increase in consolidated stockholders' equity of the Borrower from any Equity Issuances by the Borrower after March 31, 1995.

     Section 5.21. Leverage. As of the last day of each fiscal quarter of the Borrower set forth below and at all times thereafter to but excluding the last day of the next succeeding fiscal quarter of the Borrower, the ratio of (i) Consolidated Debt to (ii) Consolidated Net Worth shall not exceed the ratio set forth below opposite such period:


Fiscal Quarter                       Fiscal Quarter
Ending Nearest               Ratio   Ending Nearest      Ratio
--------------               ------  ---------------     ------

September 30, 1996           3.70:1  September 30, 1998  1.80:1
December 31, 1996            3.70:1  December 31, 1998   1.80:1
March 31, 1997               3.00:1  March 31, 1999      1.60:1
June 30, 1997                3.00:1  June 30, 1999       1.60:1
September 30, 1997           2.60:1  September 30, 1999  1.50:1
December 31, 1997            2.60:1  December 31, 1999   1.50:1
March 31, 1998               2.00:1  March 31, 2000
June 30, 1998                2.00:1  and thereafter      1.30:1

     Section 5.22. Consolidated Debt to EBITDA. As of the last day of each fiscal quarter of the Borrower ending most nearly on the dates set forth below, the Consolidated Debt Ratio as of such day shall not exceed the ratio set forth below opposite such fiscal quarter:


Fiscal Quarter                     Fiscal Quarter
Ending Nearest             Ratio   Ending Nearest      Ratio
---------------            ------  ------------------  ------

September 30,1996          3.70:1  September 30, 1998  2.90:1
December 31, 1996          3.70:1  December 31, 1998   2.90:1
March 31, 1997             3.10:1  March 31, 1999      2.70:1
June 30, 1997              3.10:1  June 30, 1999       2.70:1
September 30, 1997         3.10:1  September 30, 1999  2.70:1
December 31, 1997          3.10:1  December 31, 1999   2.70:1
March 31, 1998             2.90:1  March 31, 2000
June 30, 1998              2.90:1  and thereafter      2.50:1

     Section 5.23. Interest Coverage. As of the last day of each fiscal quarter of the Borrower ending most nearly on the dates set forth below, the ratio of aggregate Consolidated EBITDA to aggregate Consolidated Interest Charges, in each case for the four consecutive fiscal quarters ending on such day, shall not be less than the ratio set forth below opposite such fiscal period:


Fiscal Quarter                             Fiscal Quarter
Ending Nearest                 Ratio       Ending Nearest      Ratio
---------------            --------------  ------------------  ------

September 30, 1996           2.50:1        September 30, 1998  3.50:1
December 31, 1996            2.50:1        December 31, 1998   3.50:1
March 31, 1997               3.00:1        March 31, 1999      4.00:1
June 30, 1997                3.00:1        June 30, 1999       4.00:1
September 30, 1997           3.00:1        September 30, 1999  4.00:1
December 31, 1997            3.00:1        December 31, 1999   4.00:1
March 31, 1998               3.50:1        March 31, 2000
June 30, 1998                3.50:1        and thereafter      4.50:1

     Section 5.24. Outside Letters of Credit. Neither the Borrower nor any of its Subsidiaries shall at any time have any letters of credit issued or outstanding for its account other than (i) Letters of Credit hereunder and (ii) other letters of credit issued to secure the performance of the Borrower and its Subsidiaries under trade or government contracts (other than for borrowed money); provided that (x) the aggregate amount available for drawing and (without duplication) unpaid amount of all reimbursement obligations under all such letters of credit at no time exceeds $15,000,000, (y) neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any of its assets with respect to their obligations under such letters of credit, and (z) such letters of credit are supported by Letters of Credit issued by an LC Issuer hereunder in stated amount equal to the stated amount of such other letters of credit.

     Section 5.25. Designated Senior Debt. Without the consent of the Required Lenders, the Borrower shall not designate any Debt, other than Debt under the Financing Documents, as "Designated Senior Debt", as such term is defined in the Subordinated Note Indenture as in effect on the Original Closing Date, or any comparable designation that confers upon the holders of such Debt (or any Person acting on their behalf) the right to initiate blockage periods under the Subordinated Note Indenture (other than as a result of a payment default), unless, prior to any such designation of such Debt as "Designated Senior Debt", the holders of such Debt deliver a written agreement to the Documentation Agent providing for the express benefit of the Lenders that neither such holders nor any Person acting on their behalf will initiate any such blockage period under the Subordinated Note Indenture without the prior written consent of the Required Lenders.

     Section 5.26. Derivatives Obligations. The aggregate national amount with respect to all outstanding Derivatives Obligations of the Borrower and its Subsidiaries shall at no time exceed $300,000,000.

     Section 5.27. Additional Debt Incurrence. No Debt incurred pursuant to an Additional Debt Incurrence shall mature, or provide for any amortization or other mandatory payment of principal, or other repayment (in the absence of default) or right of redemption at the option of the holder thereof, prior to the Maturity Date.

                                   ARTICLE 6
                                    Default

     Section 6.01. Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation or (ii) within five Domestic Business Days after the same shall become due, any interest on any Loan or any fees or any other amount payable hereunder;

          (b) any Obligor shall fail to observe or perform any covenant contained in Sections 5.07 through 5.10, inclusive, 5.12 through 5.15, inclusive, 5.17, 5.18, 5.20 through 5.23, inclusive, 5.25 or 5.26;

          (c) any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for 30 days after a Responsible Officer of such Obligor shall have become aware of such failure;

          (d) any representation, warranty, certification or statement made or deemed made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) any Obligor or any of its Subsidiaries shall fail to make any payment in respect of any Material Financial Obligation when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) any Obligor or any of its Subsidiaries (other than any Abandoned Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against an Obligor or any Subsidiary of an Obligor (other than an Abandoned Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against an Obligor or any Subsidiary of an Obligor under the federal bankruptcy laws as now or hereafter in effect;

          (i) an Obligor or any of its Subsidiaries (other than an Abandoned Subsidiary) shall admit its inability to pay its debts as and when they fall due or becomes or is deemed to be unable to pay its debts or insolvent, or convenes a meeting for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement with its creditors or any group or class thereof, or anything analogous to, or having a substantially similar effect to, any of the events specified in this paragraph or in paragraph (g) or (h) above occurs in any jurisdiction;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, that is, an obligation or series of obligations payable within 12 months, in excess of $1,000,000;

          (k) a judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee stock ownership plan maintained for the benefit of the employees of the Borrower and other than Hercules Incorporated as described in the proxy statement dated July 3, 1996 regarding the annual meeting of stockholders of the Borrower, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months beginning after the Original Closing Date, individuals (i) who were directors of the Borrower on the first day of such period or (ii) whose nomination for election to the board of directors of the Borrower was recommended or approved by a vote of at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower;

          (m) any levy, seizure or attachment of or on any material portion of the Collateral shall be made, or the loss, theft, substantial damage to or destruction of a material portion of any Collateral shall occur, the value of which not fully payable through insurance or compensated for pursuant to a condemnation award shall equal or exceed $5,000,000 in the aggregate;

          (n) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Financing Documents, or the Borrower or any other Obligor shall so assert in writing; or

          (o) the Subsidiary Guaranty Agreement shall at any time cease to be a valid and binding obligation of any Subsidiary Guarantor, or the Borrower or any Subsidiary Guarantor shall so assert in writing;

then, and in every such event, the Documentation Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments, and the Commitments shall thereupon terminate, and (ii) if requested by the Lenders holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to any Obligor or any other act by any Agent or any Lender, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Cash Cover. The Borrower hereby agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon instruction of the Required Revolving Credit Lenders, pay (and, in the case of any Event of Default specified in clause (g) or (h) above with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or the Lenders, it shall pay) to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral under the Collateral Documents) equal to the then aggregate amount available for drawings under all Letters of Credit at the time outstanding.

                                   ARTICLE 7
                                   The Agent

     Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints the Administrative Agent and Collateral Agent to enter into and act as its agent in connection with the Collateral Documents and the transactions contemplated thereby, and authorizes each of the Transaction Agents to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Transaction Agents by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Lender hereby agrees to be bound by the provisions of the Security Agreement.

     Section 7.02. Agents and Affiliates. Each of the Agents shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each Transaction Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not a Transaction Agent hereunder or under the Collateral Documents.

     Section 7.03. Action by Agents. The obligations of the Transaction Agents hereunder and under the other Financing Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     Section 7.04. Consultation with Experts. The Transaction Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by the Transaction Agents and shall not be liable for any action taken or omitted to be taken by them in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. Neither a Transaction Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither a Transaction Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Documentation Agent or the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection herewith. No Transaction Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify each Transaction Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Transaction Agent's gross negligence or willful misconduct) that such Transaction Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by such Transaction Agent thereunder.

     Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Transaction Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Transaction Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

          Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not unreasonably be withheld and may not be withheld if an Event of Default is continuing, but which may in any event be withheld (regardless of whether an Event of Default is continuing) if (i) such proposed successor Administrative Agent fails to deliver evidence reasonably satisfactory to the Borrower that such proposed successor Administrative Agent is not a Foreign Person and (ii) the Borrower in good faith concludes that the appointment of such proposed successor Administrative Agent could result in a violation of any law, rule guideline or regulation, or a violation of, revocation of, failure to renew or modification of any, order, facility security clearance or permit), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall (i) be a commercial bank organized under the laws of the United States of America or of any State thereof (ii) not be a Foreign Person and (iii) have a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Agents' Fee. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

     Section 7.10. Co-Arrangers, Co-Agents and Lead Managers. The Co-Arrangers, Co-Agents and Lead Managers referred to on the signature pages hereof, in their capacities as such, shall have no duties or obligations of any kind under the Financing Documents.

                                   ARTICLE 8
                            Change in Circumstance

    Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

          (a) the Administrative Agent is advised by the Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Reference Lenders in the relevant market for such Interest Period, or

          (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to convert or continue outstanding Loans into or as Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either
(a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after the Original Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax imposed on, or contemplated with respect to, the income of such Lender or its Applicable Lending Office imposed, or changes generally affecting the manner in which the income of such Lender or its applicable Lending Office is subjected to taxation, by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located or jurisdiction under the laws of which such Lender is incorporated); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans or of issuing or participating in any Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material (except to the extent that such increased cost or reduction of a sum received or receivable is attributable to such Lender's failure to perform any of its obligations under Section 2.14), then, within 15 days after demand by such Lender (with a copy to the Administrative Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such increased cost or reduction, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that, after the Original Closing Date, the adoption of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such reduction, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Original Closing Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A

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

certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Lender for any amount arising or accruing during (i) any time or period commencing not more than (x) in the case of subsection (a), six months and (y) in the case of subsection (b), three months, prior to the date on which such Lender notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Lender did not know that such amount would arise or accrue.

     Section 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

          (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

     Section 8.05 Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 (in each case, an "Affected Lender"), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a substitute lender or lenders (which may be one or more of the Lenders) (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Note and assume the Revolving Commitment of such Affected Lender. The Affected Lender shall be obligated to sell its Note and assign its Revolving Commitment to such Purchasing Lender or Purchasing Lenders within 15 days after receiving notice from the

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Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender at least two Domestic Business Days prior to such sale, (i) the amount of any compensation which would be due to the Affected Lender under
Section 2.12 if the Borrower had prepaid the outstanding Euro-Dollar Loans of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Section 8.03 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's Revolving Commitment and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower and the Administrative Agent, with the subscribed consent of the LC Issuers and the Swing Lenders (to the extent required by Section 9.06(c) hereof) shall enter into an Assignment and Assumption Agreement pursuant to Section 9.06(c) hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Commitment equal to its ratable share of the Revolving Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 8.05, the Borrower or the Purchasing Lender shall pay to the Administrative Agent the administrative fee for processing such assignment referred to in Section 9.06(c). Upon the consummation of any sale pursuant to this Section 8.05, the Affected Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Note.

                                   ARTICLE 9
                                 Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any other party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent or the Borrower under Article II or Article VIII shall not be effective until received.

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     Section 9.02. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03.  Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Co-Arrangers or Agents, including fees and disbursements of special counsel for the Documentation Agent and for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and each Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other administrative and enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) The Borrower shall indemnify and defend the Agents and each other Lender and their respective Affiliates and the respective directors, officers, agents and employees of the foregoing from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind (including, but without limitation, the reasonable fees and disbursements of counsel and reasonable expenses of investigation by engineers and environmental consultants, court costs and any amounts paid in connection with the settlement of any proceeding) incurred by any of them arising out of or by reason of (i) any investigation, litigation or other proceeding brought or threatened relating to any Loans made or Letters of Credit issued or proposed to be made or issued to or for the Borrower under this Agreement or any Commitment or proposed Commitment under this Agreement (including, but without limitation, any use made or proposed to be made by the Borrower or any of its respective Affiliates of the proceeds of such Loans or Letters of Credit) and (ii) any Environmental Liabilities, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee. The foregoing indemnity is subject to the following limitations: (i) the Borrower shall not be liable for the cost of any settlement effected without its consent, which consent shall not be unreasonably withheld; and (ii) the Borrower shall not, in connection with any single proceeding or group of related proceedings, be responsible for the fees and disbursements of more than one firm of counsel for all indemnified parties (such firm to be designated by the Documentation Agent) together with the fees and disbursements of one firm of local counsel in any jurisdiction where any such proceeding or group of proceedings is pending.

     Section 9.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the

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

proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be modified, amended or waived if, but only if, such modification, amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Documentation Agent or Administrative Agent or any LC Issuer are affected thereby, by each such affected Agent or LC Issuer); provided that any modification, amendment or waiver relating to the Letters of Credit provisions contained herein, including, but without limitation, Section 2.15, shall be signed by the Borrower and the Required Revolving Credit Lenders (rather than the Required Lenders); and provided further that no such modification, amendment or waiver shall:

          (i) unless signed by all the Lenders which have a Term Commitment, increase or decrease the Term Commitment (except for a ratable decrease in all the Term Commitments), subject any such Lender to any additional obligation, or postpone the date fixed for the scheduled termination of any Term Commitment;

          (ii) unless signed by all the Lenders holding Notes evidencing Term Loans, reduce the principal of or rate of interest on any Term Loans, postpone the date fixed for any scheduled payment of principal of or interest on any Term Loans, or decrease the aggregate amount by which Term Loans are required to be repaid on any date pursuant to Section 2.04(b) or postpone any date for such repayment;

          (iii) unless signed by all the Lenders which have a Revolving Commitment, increase or decrease any Revolving Commitment (except for a ratable decrease in all the Revolving Commitments), subject any such Lenders to any additional obligation, postpone the date fixed for any scheduled reduction or termination of any Revolving Commitment, reduce the principal of or rate of interest on any Revolving Loan, extend any Letter of Credit expiry date beyond the Maturity Date, or postpone the date fixed for any scheduled payment of principal of or interest on any Revolving Loan;

          (iv) unless signed by the Swing Lenders and each other Lender affected thereby, increase the Swing Loan Commitment, postpone the date fixed for the termination of the

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

     Swing Loan Commitment or otherwise affect any of its rights or obligations hereunder;

          (v) unless signed by all the Lenders entitled to receive such fees, reduce or postpone the date fixed for any scheduled payment of any fees hereunder;

          (vi) unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral subject to the Collateral Documents or effect or permit the release of all or substantially all of the Subsidiary Guarantors under the Subsidiary Guaranty Agreement;

          (vii) unless signed by (x) Lenders having more than 66-2/3% of the Revolving Commitments at such time or, if the Revolving Commitments shall have been terminated, having more than 66-2/3% of the sum of the aggregate unpaid principal amount of the Revolving Loans and Letter of Credit Liabilities and (y) Lenders holding Notes evidencing more than 66-2/3% of the aggregate outstanding principal amount of the Term Loans at such time (and subject to clause (vi) above), effect or permit a release of any part of the Collateral subject to the Collateral Documents except pursuant to an Asset Sale or other sale, lease or other disposition of assets not prohibited by Section 5.09; and

          (viii) unless signed by all the Lenders, change any provision of this Section or any other provision of this Agreement specifying which Lenders may take any action that the Lenders or any of them are entitled to take hereunder.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders, and no Lender may assign or otherwise transfer any of its rights or obligations under this Agreement except in compliance with this Section 9.06.

     (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii),
(iv), (v) or (vi) of Section 9.05, without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection

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(b).  Any LC Issuer and any Swing Lender may transfer participations as provided herein without regard to any restrictions in this Section 9.06.

     (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a pro rata part of all, of its rights and obligations under this Agreement with respect to either:

          (i)  its outstanding Term Loans or

          (ii)  its Revolving Commitment and outstanding Revolving Loans,

and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which consent shall not unreasonably be withheld and may not be withheld if an Event of Default is continuing, but which may in any event be withheld (regardless of whether an Event of Default is continuing) if (x) such proposed assignee fails to deliver evidence reasonably satisfactory to the Borrower that such assignee is not a Foreign Person and (y) the Borrower in good faith concludes that such assignment could result in a violation of any law, rule or regulation, or a violation of, revocation of, failure to renew or modification of any order, facility security clearance or permit), the Administrative Agent and, if such assignment is pursuant to (ii) above, the LC Issuers and the Swing Lenders (which consent, in the case of any of the Administrative Agent, the LC Issuers and the Swing Lenders, shall not be unreasonably withheld); provided that:

          (A) if such Assignee is an Affiliate of such transferor Lender (and is not a Foreign Person) or was a Lender immediately prior to such assignment, no such consent shall be required; and

          (B) if such transferor Lender (i) assigns a pro rata part (but not all) of its Term Loans or (ii) assigns a pro rata part (but not all) of its Revolving Commitment and outstanding Revolving Loans, then (x) the aggregate outstanding principal amount of Term Loans (if any) assigned to an Assignee shall be at least $5,000,000 and (y) the portion of the transferor Lender's Revolving Commitment and outstanding Revolving Loans (if any) assigned to an Assignee shall be at least $5,000,000 (or, if such Assignee was a Lender immediately prior to such Assignment, shall be at least $2,000,000 and $2,000,000, respectively), and, after giving effect to such partial assignment, the aggregate outstanding amount of Term Loans retained by the assigning Lender shall be at least $5,000,000 and the portion of the Revolving Commitment and outstanding Revolving Loans retained by the assigning Lender shall be at least $5,000,000.

Upon execution, delivery, acceptance and recording, as provided in Section 9.06(f), of such Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights

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

and obligations of a Lender to the extent set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and except as set forth in
Section 9.06(f) no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500 (or, in the case of any assignment to a Person then a Lender immediately prior to such assignment, an administrative fee of $1,000). If the Assignee is not incorporated or organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

     (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     (e) The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections
8.03 and 2.12 with respect to its participating interest; provided that no Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 2.12 (whether individually or in aggregate with any such payments received by such Lender) than such Lender would have been entitled to receive with respect to the rights transferred if such rights had not been transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Lender to designate a different Applicable Lending Office under certain circumstances.

     (f) The Borrower designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this subsection (f), to maintain a register (the "Register") on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. The Borrower, the Administrative Agent, the LC Issuers and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, no assignment or other transfer of any of its rights or obligations under this Agreement or its Note shall be effective until such assignment or other transfer is recorded on the Register and otherwise complies with this Section 9.06, and prior to such recordation all amounts owing to the transferor Lender under this Agreement and its Note shall remain owing to the transferor Lender. The registration of any such assignment or other transfer shall be recorded by

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

the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement. The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower or any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.

     Section 9.07. Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in the Financing Documents.

     Section 9.08.  Governing Law; Submission to Jurisdiction.   This Agreement
and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Information Concerning Foreign Persons. Each Lender that is or becomes a Foreign Person and is not identified on Schedule 9.09 hereto, shall deliver to each of the Borrower and the Administrative Agent prior to the Effective Date or, if later, promptly after becoming a Foreign Person, written notice that such Lender is or has become a Foreign Person and such other information concerning the ownership, jurisdiction of organization or citizenship of such Lender or any Person directly or indirectly controlling such Lender as the Borrower may reasonably request to comply with any applicable laws, rules, regulations and orders (including, without limitation, any applicable laws, rules, regulations and orders relating to national security). If, upon receipt of any such notice, the Borrower in good faith concludes that, as a consequence of such Lender's becoming a Foreign Person, there could result a violation of any law, rule or regulation, or a violation of, revocation of, failure to renew or modification of any order, facility security clearance or permit, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a substitute lender or lenders reasonably satisfactory to the Administrative Agent, the LC Issuers, the Swing Lenders and the Borrower (which may be one or more of the Lenders) to purchase the Note and assume the Commitment of such Lender, and the Borrower, the Administrative Agent, such Lender and substitute lender or lenders shall execute and deliver an appropriately completed Assignment and Assumption Agreement pursuant to Section 9.06(c) hereof to effect the assignment of rights to and assumption of obligations by such substitute lender or lenders.

     Section 9.10. Failure of Lender to Satisfy Minimum Rating Condition. If at any time any Lender with a Revolving Commitment fails to satisfy the Minimum Rating Condition, such Lender (a "Non-Complying Lender") shall (i) promptly notify the Borrower, the Documentation Agent, the Administrative Agent and the LC Issuers thereof and (ii) seek one or more Eligible Lenders to

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

purchase its Revolving Loans and its participation in any outstanding Reimbursement Obligations and to assume its Revolving Commitments and its participation in the LC Liabilities. If a Non-Complying Lender shall have failed to effect such a sale and assumption within 60 days after it first fails to satisfy the Minimum Rating Condition, then, for so long as such failure continues, such Non-Complying Lender shall cause Eligible Collateral to be pledged, or letters of credit to be issued by one or more Eligible Lenders, in favor of each of the LC Issuers, in each case in an amount at least equal from time to time to the aggregate amount of such Non-Complying Lender's Revolving Percentage of the LC Liabilities then outstanding in respect of Letters of Credit issued by such LC Issuer and otherwise on terms satisfactory to such LC Issuer.

     For purposes of this Section 9.10:

          (i) the "Minimum Rating Condition" is satisfied by a Lender at any time if (A) the issuer rating of such Lender or its Parent is then at least "C" by Thompson BankWatch, Inc. (or its successors) (or, in the case of any lender organized under the laws of any jurisdiction outside the United States, the individual rating of the Lender or its Parent is then at least "C" by IBCA Limited (or its successors)) or (B) long-term unsecured public debt of such Lender or its Parent is then rated at least "BBB" by S&P and at least "Baa2" by Moody's;

          (ii) "Eligible Lender" means any lender or other financial institution whose (or whose Parent's) long-term unsecured public debt is rated at least "A-" by S&P or at least "A3" by Moody's; and

          (iii) "Eligible Collateral" means (A) cash, (B) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, and (C) debt securities of an issuer incorporated under the laws of the United States of America or any state thereof which are rated at least "A" by S&P or "A1" by Moody's, in each case (except in the case of cash) maturing not more than one year after such obligation or security is pledged pursuant to this Section 9.10.

     Section 9.11. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Documentation Agent shall have received counterparts hereof signed by all of the parties hereto.

     Section 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.13. Funding Methods. The Borrower hereby acknowledges that the method of funding by each Lender of its Loans hereunder shall be in the sole discretion of such Lender. The Borrower agrees that for purposes of any determination to be made under Sections 2.12, 2.14, 8.02 and 8.03, each Lender shall be deemed to have funded its Euro-Dollar Loans with the proceeds of Dollar deposits in the London interbank market.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           ALLIANT TECHSYSTEMS INC.


                           By /s/ Galen K. Johnson
                              --------------------
                              Title: Treasurer
                           600 Second Street NE
                           Hopkins, MN 55343-8384
                           Facsimile number: 612-931-5920
                           Federal tax identification
                           number: 41-1672694


                           CO-ARRANGERS

                           MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK


                           By /s/ Diana H. Imhof
                              ------------------------------------
                              Title: Vice President


                           THE CHASE MANHATTAN BANK

                           By /s/ James B. Treger
                              -------------------
                              Title: Vice President


                           NATIONSBANK, N.A.


                           By /s/ Valerie C. Mills
                              ----------------------------
                              Title: Senior Vice President

                           CREDIT LYONNAIS CHICAGO BRANCH


                           By /s/ Sandra E. Horwitz
                              ---------------------
                              Title: First Vice President and
                                     Branch Manager

                           CO-AGENTS


                           BANK OF AMERICA ILLINOIS


                           By /s/ Patricia Del Grande
                              -----------------------
                              Title: Managing Director


                           THE BANK OF NEW YORK


                           By /s/ Richard A. Raffetto
                              -----------------------
                              Title: Assistant Vice President


                           CITICORP USA, INC.


                           By /s/ Carolyn R. Bodmer
                              ---------------------
                              Title: Vice President


                           DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES


                           By /s/ Robert M. Wood, Jr.
                              -----------------------
                              Title: Vice President

                           By /s/ Angela Bozorgmir
                              --------------------
                              Title: Assistant Vice President

                           FIRST BANK NATIONAL
                           ASSOCIATION


                           By /s/ Elliot J. Jaffee
                              --------------------
                              Title: Vice President


                           MELLON BANK, N.A.


                           By /s/ Jeffrey M. Anderson
                              -----------------------
                              Title: Vice President

                           LEAD MANAGERS

                           BANK OF MONTREAL


                           By /s/ Leon Sinclair
                              -----------------
                              Title: Director

                           THE BANK OF NOVA SCOTIA


                           By /s/ A.S. Norsworthy
                              -------------------
                              Title: Senior Team Leader-Loan
                                     Loan Operations


                           THE FIRST NATIONAL BANK OF CHICAGO


                           By /s/ Kathleen Comella
                              --------------------
                              Title: Vice President

                           THE MITSUBISHI TRUST AND
                           BANKING CORPORATION, CHICAGO BRANCH


                           By /s/ Masaaki Yamagishi
                              ---------------------
                              Title: Chief Manager

                           OTHER LENDERS

                           COMERICA BANK


                           By /s/ David L. Morrison
                              ---------------------
                              Title: Assistant Vice President


                           COMMERZBANK AKTIENGESELLSCHAFT,
                           CHICAGO BRANCH


                           By /s/ William Brent Peterson
                              --------------------------
                              Title: Assistant Vice President


                           By /s/ J. Timothy Shortly
                              ----------------------
                              Title: Senior Vice President



                           NATIONAL CITY BANK


                           By /s/ Robert C. Rowe
                              ---------------------
                              Title: Vice President


                           THE SANWA BANK, LIMITED,
                           CHICAGO BRANCH


                           By /s/ Gordon R. Holtby
                              --------------------
                              Title: Vice President & Manager

                           THE SUMITOMO BANK, LIMITED,
                           CHICAGO BRANCH


                           By /s/ Hiroyuki Iwami
                              ------------------
                              Title: Joint General Manager


                           U.S. NATIONAL BANK OF OREGON


                           By /s/ Roger H. Weis
                              -----------------
                              Title: Vice President


                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                           By /s/ Gilles Marchand
                              -------------------
                              Title: Authorized Signatory


                           VAN KAMPEN AMERICAN CAPITAL
                           PRIME RATE INCOME TRUST


                           By /s/ Brian Good
                              --------------
                             Title: Vice President


                           NONCONTINUING LENDERS


                           AERIES FINANCE LTD.


                           By /s/ Andrew Wignall
                              ------------------
                             Title: Director

                           CERES FINANCE, LTD.


                           By /s/ Elizabeth Kearns
                              --------------------
                              Title: Director


                           LEHMAN COMMERCIAL PAPER INC.


                           By /s/ Michele Swanson
                              -------------------
                              Title: Authorized Signatory


                           NBD BANK


                           By /s/ Larry E. Cooper
                              -------------------
                              Title: First Vice President



                           NORTHERN TRUST COMPANY


                           By /s/ Lisa M. Taylor
                              ------------------
                              Title: Officer



                           RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS B.V.

                           By: its Managing Director
                           ABN Trust Company (Netherland) B.V.


                           By /s/ P.J. Schmitz
                              ----------------
                              Title: Proxyholder


                           By /s/ Th. Spijkerman
                              ------------------
                              Title: Proxyholder

                           STICHTING RESTRUCTURED OBLIGATIONS
                           BACKED BY SENIOR ASSETS 2 (ROSA2)

                           By: its Managing Director
                           ABN Trust Company (Netherland) B.V.


                           By /s/ P.J. Schmitz
                              ----------------
                              Title: Proxyholder


                           By /s/ Th. Spijkerman
                              ------------------
                              Title: Proxyholder


                           MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK,
                            as Documentation Agent


                           By /s/ Diana H. Imhof
                              ------------------
                              Title: Vice President
                           60 Wall Street
                           New York, New York 10260
                           Attention: Diana Imhof
                           Telecopy: 212-648-5018


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                           By /s/ James B. Treger
                               ------------------
                              Title: Vice President
                           1 Chase Manhattan Plaza
                           8th Floor
                           New York, New York 10005
                           Attention: Hilma Gabbidon
                           Telecopy: 212-552-4650

                                PRICING SCHEDULE

     Each of "Euro-Dollar Margin", "Base Rate Margin", "Facility Fee Rate" and "LC Fee Rate" means, for any date, the rates set forth below in the row opposite such term (and, in the case of the Euro-Dollar Margin and Base Rate Margin, the applicable Type of Loan) and in the column corresponding to the "Pricing Level" that exists on such date:


-------------------------------------------------------------------------------
                   |  Level I |  Level II |  Level III |  Level IV |  Level V  |
-------------------|----------|-----------|------------|-----------|-----------|
                   |          |           |            |           |           |
                   |          |           |            |           |           |
Euro-Dollar Margin |          |           |            |           |           |
  Term Loans       |    0.625%|      0.75%|      0.875%|       1.0%|      1.5% |
  Revolving Loans  |    0.425%|       0.5%|        0.6%|       0.7%|    1.125% |
-------------------|----------|-----------|------------|-----------|-----------|
                   |          |           |            |           |           |
Base Rate Margin   |          |           |            |           |           |
  Term Loans       |        0%|         0%|          0%|         0%|      0.5% |
  Revolving Loans  |        0%|         0%|          0%|         0%|    0.125% |
-------------------|----------|-----------|------------|-----------|-----------|
                   |          |           |            |           |           |
LC Fee Rate        |    0.425%|       0.5%|        0.6%|       0.7%|    1.125% |
-------------------|----------|-----------|------------|-----------|-----------|
                   |          |           |            |           |           |
Facility Fee Rate  |      0.2%|      0.25%|      0.275%|       0.3%|    0.375% |
--------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

     "Level II Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and
(ii) Level I Pricing does not apply.

     "Level III Pricing" applies at any date if, at such date, (i) either (x) the Borrower's long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's or (y) the Borrower's long-term debt is rated BB- or higher by S&P and Ba2 or higher by Moody's and the Consolidated Debt Ratio as of such day is less than or equal to 2.50 to 1 and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level IV Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB- or higher by S&P and Ba3 or higher by Moody's and
(ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "Level V Pricing" applies at any date if, at such date, no other Pricing Level applies.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

     The rating in effect at any date is that in effect at the close of business on such date. The credit ratings to be utilized for purposes of this Schedule are those assigned to the public senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower, subject to the next succeeding sentence, shall be disregarded. For purposes of determining which Pricing Level applies at any date, if the Borrower's public senior unsecured long-term debt is not rated by S&P or Moody's, the Borrower's public senior unsecured long-term debt rating will be deemed to be one rating grade (e.g., in the case of S&P from BB+ to BBB- or, in the case of Moody's, from Ba1 to Baa3) above the rating of the Borrower's Subordinated Notes (if any) from the applicable rating agency, provided that the Required Lenders may, if they determine that the resulting rating is not fairly representative of the credit quality of the Borrower's public unsecured senior debt, require the Borrower to obtain an indicative rating of its public senior unsecured long term debt from the applicable rating agency.

                                  SCHEDULE 1:

                       MORTGAGES AND OPINIONS OF COUNSEL
                         CONCERNING COLLATERAL MATTERS
                    (WITH ATTACHED FORM OF COUNSEL OPINION)


A. Mortgages
   ----------

  (1) Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Mortgagor to J.P. Morgan Delaware, as Collateral Agent, as Mortgagee, and separate Assignment of Leases and Rents from Alliant Techsystems Inc. as Assignor to J.P. Morgan Delaware, as Collateral Agent, as Assignee, encumbering property in Hopkins, Minnesota.

  (2) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Grantor to Edward W. Kuhrau as Trustee for the benefit of J.P. Morgan Delaware, as Collateral Agent, as Beneficiary, encumbering property in Mukilteo, Washington.

  (3) Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Mortgagor to J.P. Morgan Delaware, as Collateral Agent, and Robert Henchey as Special Co-Collateral Agent, collectively, as Mortgagee, encumbering property in Totowa, New Jersey.

  (4) Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Mortgagor to J.P. Morgan Delaware, as Collateral Agent, as Mortgagee, encumbering property in Janesville, Wisconsin.

  (5) Deed of Trust, Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Grantor to Lawyers Title Insurance Corporation as Trustee for the benefit of J.P. Morgan Delaware, as Collateral Agent, as Beneficiary, encumbering property in Magna, Utah.

  (6) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Grantor to John C. Wetzel, as Trustees for the benefit of J.P. Morgan Delaware, as Collateral Agent, as Beneficiary, encumbering property in Allegheny County, Maryland.

  (7) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Grantor to Michael B. Keller as Trustee for the benefit of J.P. Morgan Delaware, as Collateral Agent, as Beneficiary, encumbering property in Frankfurt District, Mineral County, West Virginia.

  (8) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 15, 1995 from Alliant Techsystems Inc. as Grantor to William E. Shofner as Trustee for the benefit of J.P. Morgan Delaware, as Collateral Agent, as Beneficiary, encumbering property in Toone, Tennessee.

  (9) Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 25, 1995 from Alliant Techsystems Inc. as Mortgagor to J.P. Morgan Delaware, as Collateral Agent, as Mortgagee, encumbering property in Littleton, Colorado.


B.  Opinions of Counsel
    -------------------

  (1) Opinion of Lane, Powell, Spears & Lubersky relating to Collateral located in the State of Washington.

  (2) Opinion of Shanley & Fisher relating to Collateral located in the State of New Jersey.

  (3) Opinion of Quarles & Brady relating to Collateral located in the State of Wisconsin.

  (4) Opinion of Parsons Behle & Latimer relating to Collateral located in the State of Utah.

  (5) Opinion of Niles, Barton & Wilmer relating to Collateral located in the State of Maryland.

  (6) Opinion of Bowles Rice McDavid Graff & Love relating to Collateral located in the State of West Virginia.

  (7) Opinion of Waller Lansden Dortch & Davis relating to Collateral located in the State of Tennessee.

  (8) Opinion of Steiner, Darling & Hutchinson LLC relating to Collateral located in the State of Colorado.

                         FORM OF LOCAL COUNSEL OPINION

                         [Letterhead of Local Counsel]


                                [Closing Date]

To the Documentation Agent,
   the Administrative Agent,
   the Collateral Agent and
   the Lenders Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Documentation Agent
60 Wall Street
New York, NY 10011

Ladies & Gentlemen:

  We have reviewed a copy of (i) the Credit Agreement dated as of March 15, 1995 among Alliant Techsystems Inc., the Lenders party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, N.A., as Administrative Agent (the "Original Credit Agreement"), (ii) the Original Credit Agreement as amended and restated as of November __, 1996 (the "Credit Agreement"), (iii) the [Mortgage] [Deed of Trust], Assignment of Leases and Rents, Security Agreement and Financing Statement, dated March 15, 1996 from Alliant Techsystems Inc. to [_____________________, as trustee, for the benefit of ________] Morgan Guaranty Trust Company of New York (the "Mortgage"), and
(iv) Amendment to [Mortgage] [Deed of Trust], Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of November __, 1996 (the "Amendment"), and have been requested to render this opinion pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

  We confirm that the Amendment is in proper form for recordation in the Offices of the County Recorder of ___________ County, _____________, and that the consummation of the transactions contemplated by the Credit Agreement will not result in any loss of priority of the Mortgage as originally filed.

                                 Very truly yours,

                                                                       EXHIBIT A

                                     NOTE

                                                  New York, New York
                                                  November __, 1996


     For value received, ALLIANT TECHSYSTEMS INC., a DELAWARE corporation (the "Borrower"), promises to pay to the order of ______________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date and at the other times provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, 140 East 45th Street, New York, New York 10017.

     All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of March 15, 1995 and amended and restated as of November __, 1996 among ALLIANT TECHSYSTEMS INC., the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                               ALLIANT TECHSYSTEMS INC.


                               By
                                 -------------------------
                               Name:
                               Title:

                        LOANS AND PAYMENTS OF PRINCIPAL



----------------------------------------------------------------------------------
             Amount     Type       Amount of
             of         of         Principal        Maturity     Notation
Date         Loan       Loan       Repaid           Date         Made By
----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

                                       2

                                                                       EXHIBIT D



                      ASSIGNMENT AND ASSUMPTION AGREEMENT



       AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "Assignor"), [NAME OF ASSIGNEE] (the "Assignee"), ALLIANT TECHSYSTEMS INC. (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "Documentation Agent"), and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent", and together with the Documentation Agent, the "Agents").

       WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of March 15, 1995, and amended and restated as of November 16, 1996 among the Borrower, the Assignor and the other Lenders party thereto, as Lenders, and the Agents (the "Credit Agreement");

       WHEREAS, Term Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

       WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment in the amount of $_______________, under which the Assignor has outstanding Revolving Loans in the aggregate amount of $___________ at the date hereof;

       WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a pro-rata portion of each of its Term Loans in an amount equal to $__________ (the "Term Assigned Amount"), and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;

       WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Revolving Commitment in an amount equal to $__________ (the "Revolving Commitment Assigned Amount"), together with a corresponding portion of each of its Revolving Loans, and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

       Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

       Section 2. Assignment. [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Term Loans to the extent of the Term Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Term Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each of the Term Loans of the Assignor outstanding at the date hereof.] [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Revolving Commitment to the extent of the Revolving Commitment Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Revolving Commitment Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each Revolving Loan of the Assignor outstanding at the date hereof.] Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, the Administrative Agent, each LC Issuer and the Swing Lender and the payment of the amounts specified in
Section 3 required to be paid on the date hereof [(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with outstanding Term Loans in an aggregate amount equal to the Term Assigned Amount, [(ii) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Revolving Commitment in an amount equal to the Revolving Commitment Assigned Amount, and
(iii) the Revolving Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee]. The assignment provided for herein shall be without recourse to the Assignor.

       Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./1/ It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

----------------
/1/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

       Section 4. Consent of the Borrower, the Administrative Agent, the LC Issuers and the Swing Lender. This Agreement is conditioned upon the consent of the Borrower, the Administrative Agent, each LC Issuer and each Swing Lender pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Administrative Agent, each LC Issuer and each Swing Lender is evidence of this consent. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein and the Assignor agrees to provide to the Borrower the Note so assigned marked cancelled.

       Section 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

       Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                     [NAME OF ASSIGNOR]


                                     By
                                        ------------------------
                                        Name:
                                        Title:


                                     [NAME OF ASSIGNEE]


                                     By
                                        ------------------------
                                        Name:
                                        Title:


                                     ALLIANT TECHSYSTEMS INC.


                                     By
                                        ------------------------
                                        Name:
                                        Title:


                                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK
                                     as Documentation Agent


                                     By
                                        ------------------------
                                        Name:
                                        Title:

                                     THE CHASE MANHATTAN BANK,
                                     as Administrative Agent [and Swing Lender]


                                     By
                                        ------------------------
                                        Name:
                                        Title:]


                                     [THE CHASE MANHATTAN BANK,
                                      as Swing Lender


                                     By
                                        ------------------------
                                        Name:
                                        Title:]


                                     [CREDIT LYONNAIS CHICAGO BRANCH,
                                      as Swing Lender


                                     By
                                        ------------------------
                                        Name:
                                        Title:]


                                     [LC ISSUER]


                                     By
                                        ------------------------
                                        Name:
                                        Title:]

                                                                       EXHIBIT E


                             AMENDED AND RESTATED
                         SUBSIDIARY GUARANTY AGREEMENT

       AGREEMENT dated as of November 14, 1996 among each of the Subsidiaries listed on the signature pages hereof and each Person that shall, at any time after the date hereof, become a "Subsidiary Guarantor" hereunder pursuant to
Section 5.19 of the Credit Agreement (as defined below) (collectively, the "Subsidiary Guarantors"), Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the Documentation Agent and the Administrative Agent are collectively referred to herein as the "Agents").


                             W I T N E S S E T H :

       WHEREAS, the Borrower, certain lenders, and the Agents are parties to a a certain Credit Agreement dated as of March 15, 1995, providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to the Borrower, and are amending and restating such agreement as of November 14, 1996 (as the same has been and may be amended and in effect from time to time, the "Credit Agreement");

       WHEREAS, Global Environmental Solutions, Inc. and Hercules Defense Electronics Systems, Inc. were parties to a Subsidiary Guaranty Agreement dated as of March 15, 1995, which was entered into pursuant to the credit agreement dated as of March 15, 1995, and the parties wish to amend and restate such Subsidiary Guaranty Agreement as set forth herein (such amendment and restatement, the "Amendment"; and such Subsidiary Guaranty Agreement, as in effect from time to time prior to the date hereof, as amended and restated by the Amendment as of the date hereof and as further amended from time to time thereafter, this "Agreement", provided that in no event shall the Amendment be deemed to extinguish or constitute a novation of the obligations under the Agreement);

       WHEREAS, the parties to the Credit Agreement desire to amend and restate the Subsidiary Guaranty Agreement to reflect the name change of Hercules Defense Electronics Systems, Inc. to Alliant Defense Electronics Systems, Inc., the merger of Global Environmental Systems, Inc. into the Borrower and the formation of New River Energetics, Inc. as a wholly owned subsidiary of the Borrower;

       WHEREAS, all of the outstanding shares of capital stock of each Subsidiary Guarantor are owned directly or indirectly by the Borrower;

       WHEREAS, it is a condition to any borrowing of loans under the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Agreement; and

       WHEREAS, in consideration of the financial and other support that the Borrower has provided and may in the future provide to the Subsidiary Guarantors, including without limitation the making of loans from time to time directly or indirectly to the Guarantors, and in order to induce the Lenders and the Agents to enter into the Credit Agreement, the Subsidiary Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement to the extent set forth herein;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

       Section 2. Representations and Warranties. Each of the Subsidiary Guarantors represents that:

       (a) Such Subsidiary Guarantor has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate powers to carry on its business as presently conducted.

       (b) The execution, delivery and performance by such Subsidiary Guarantor of this Agreement are within such Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Subsidiary Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Subsidiary Guarantor or any of its Subsidiaries.

       (c) This Agreement constitutes a valid and binding agreement of such Subsidiary Guarantor, enforceable in accordance with its terms except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       Section 3. The Guaranty. The Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of (i) the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement (including without limitation all interest accruing before and after the commencement of any bankruptcy, insolvency or similar proceedings, whether or not allowed or allowable as a claim in such proceedings), (ii) all Reimbursement Obligations (including interest thereon) and other obligations of the Borrower with respect to Letters of

Credit, and (iii) the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, in each case whether now outstanding or hereafter arising (such obligations, the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each Guarantor agrees jointly and severally that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

       Section 4. Guaranties Unconditional. The obligations of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

       (b) any modification or amendment of or supplement to any Financing Document;

       (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Obligor under any Financing Document;

       (d) any change in the corporate existence, structure or ownership of such Subsidiary Guarantor or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Subsidiary Guarantor or any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

       (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against any other Obligor, the Agents, any Lender, any LC Issuer or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

       (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or Reimbursement Obligation or any other amount payable by any other Obligor under the Financing Documents; or

       (g) any other act or omission to act or delay of any kind by any other Obligor, the Agents, any Lender, any LC Issuer or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor's obligations hereunder.

       Section 5. Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, the Letter of Credit Liabilities of all of the

Lenders shall have been reduced to zero, and the Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or Reimbursement Obligation or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

       Section 6. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

       Section 7. Waiver of Subrogation. Each Subsidiary Guarantor waives any right or claim of exoneration, reimbursement, subrogation, contribution or indemnity and any other similar right or claim arising out of any payment by such Subsidiary Guarantor hereunder.

       Section 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Subsidiary Guarantor hereunder forthwith on demand by the Agents made at the request of the requisite proportion of the Lenders specified in Article VI to the Credit Agreement.

       Section 9. Limitation on each Subsidiary Guarantor's Obligations. The obligations of each Subsidiary Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provisions of comparable state law.

      Section 10. Notices. Unless otherwise specified herein, all notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile transmission number set forth on the signature pages hereof or such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Administrative Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 10 and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to Section 10 and confirmation of receipt is received,
(iii) if given by mail, 72 hours after such communication is deposited is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in or pursuant to this Section 10.

       Section 11. No Waiver. No failure or delay by any Agent, any LC Issuer or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The right and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 12. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by each Subsidiary Guarantor and is consented to in writing by the Agents with the prior written consent of all the Lenders under the Credit Agreement.

       Section 13. Successors and Assigns. This Agreement is for the benefit of the Lenders, any LC Issuer and the Agents and their respective successors and assigns and in the event of an assignment of the Loans or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. All of the provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns, except that no Subsidiary Guarantor may assign or transfer any of its rights or obligations under this Agreement.

       Section 14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Documentation Agent shall have received a counterpart hereof signed by one or more of the Subsidiary Guarantors and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of this agreement on behalf of any other Subsidiary Guarantor, this Agreement shall become effective with respect to such Subsidiary Guarantor as of the date of such delivery.

       Section 15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS AND THE AGENTS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                     MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Documentation Agent


                                     By
                                        ------------------------
                                        Name:
                                        Title:
                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Facsimile number:
                                        Telephone number:


                                     THE CHASE MANHATTAN BANK,
                                     as Administrative Agent


                                     By
                                        ------------------------
                                        Name:
                                        Title:
                                        60 Wall Street
                                        New York, New York 10017
                                        Facsimile number:
                                        Telephone number:

                                     SUBSIDIARY GUARANTORS;
                                     ---------------------

                                     NEW RIVER ENERGETICS, INC.


                                     By
                                        ------------------------
                                        Name: Charles H. Gauck
                                        Title: Secretary
                                        600 Second Street NE
                                        Hopkins, MN 55343
                                        Facsimile number: 612-931-5920
                                        Telephone number: 612-931-6144


                                     ALLIANT DEFENSE ELECTRONICS
                                     SYSTEMS, INC.


                                     By
                                        ------------------------
                                        Name: Charles H. Gauck
                                        Title: Secretary
                                        600 Second Street NE
                                        Hopkins, MN 55343
                                        Facsimile number: 612-931-5920
                                        Telephone number: 612-931-6144